                                                                   Exhibit 10.3

                                                                  EXECUTION COPY

              $1,050,000,000 Three-Year Revolving Credit Agreement

                                   dated as of

                                October 17, 2003

                                      among

                    INTERNATIONAL LEASE FINANCE CORPORATION,

                          THE BANKS (as defined herein)

                                       and

                               CITICORP USA, INC.,
                             as Administrative Agent

                             BANK OF AMERICA, N.A.,
                                BANK OF SCOTLAND
                                       and
                           CREDIT SUISSE FIRST BOSTON,
                           as Co-Documentation Agents,

                         CITIGROUP GLOBAL MARKETS INC.,
                        as Sole Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
SECTION 1. CERTAIN DEFINITIONS....................................................     1
         Section 1.1.   Terms Generally...........................................     1
         Section 1.2.   Specific Terms............................................     1

SECTION 2. BID LOANS AND BID NOTES................................................    11
         Section 2.1.   Making of Bid Loans.......................................    11
         Section 2.2.   Procedure for Bid Loans...................................    11
         Section 2.3.   Funding of Bid Loans......................................    13

SECTION 3. COMMITTED LOANS AND NOTES..............................................    14
         Section 3.1.   Agreement to Make Committed Loans.........................    14
         Section 3.2.   Procedure for Committed Loans.............................    14
         Section 3.3.   Maturity of Committed Loans...............................    15

SECTION 4. INTEREST AND FEES......................................................    15
         Section 4.1.   Interest Rates............................................    15
         Section 4.2.   Interest Payment Dates....................................    16
         Section 4.3.   Setting and Notice of Committed Loan Rates................    16
         Section 4.4.   Facility Fee..............................................    17
         Section 4.5.   Utilization Fee...........................................    17
         Section 4.6.   Agent's Fees..............................................    17
         Section 4.7.   Computation of Interest and Fees..........................    17

SECTION 5. REDUCTION OR TERMINATION OF THE COMMITMENTS; REPAYMENT; PREPAYMENTS....    17
         Section 5.1.   Voluntary Termination or Reduction of the Commitments.....    17
         Section 5.2.   Voluntary Prepayments.....................................    18

SECTION 6. MAKING AND PRORATION OF PAYMENTS; SET-OFF; TAXES.......................    18
         Section 6.1.   Making of Payments........................................    18
         Section 6.2.   Pro Rata Treatment; Sharing...............................    18
         Section 6.3.   Set-off...................................................    19
         Section 6.4.   Taxes, etc................................................    19

SECTION 7. INCREASED COSTS AND SPECIAL PROVISIONS FOR ABSOLUTE RATE
         LOANS AND LIBOR RATE LOANS...............................................    22
         Section 7.1.   Increased Costs...........................................    23
         Section 7.2.   Basis for Determining Interest Rate Inadequate or Unfair..    24
         Section 7.3.   Changes in Law Rendering Certain Loans Unlawful...........    24
         Section 7.4.   Funding Losses............................................    25
         Section 7.5.   Discretion of Banks as to Manner of Funding...............    25
         Section 7.6.   Conclusiveness of Statements; Survival of Provisions......    25

SECTION 8. REPRESENTATIONS AND WARRANTIES.........................................    25

                                                                                     Page
                                                                                     ----
         Section 8.1.   Organization, etc.........................................    26
         Section 8.2.   Authorization; Consents; No Conflict......................    26
         Section 8.3.   Validity and Binding Nature...............................    26
         Section 8.4.   Financial Statements......................................    26
         Section 8.5.   Litigation and Contingent Liabilities.....................    26
         Section 8.6.   Employee Benefit Plans....................................    27
         Section 8.7.   Investment Company Act....................................    27
         Section 8.8.   Public Utility Holding Company Act........................    27
         Section 8.9.   Regulation U..............................................    27
         Section 8.10.  Information...............................................    27
         Section 8.11.  Compliance with Applicable Laws, etc......................    28
         Section 8.12.  Insurance.................................................    28
         Section 8.13.  Taxes.....................................................    28
         Section 8.14.  Use of Proceeds...........................................    28
         Section 8.15.  Pari Passu................................................    28

SECTION 9. COVENANTS..............................................................    28
         Section 9.1.   Reports, Certificates and Other Information...............    28
         Section 9.2.   Existence.................................................    30
         Section 9.3.   Nature of Business........................................    30
         Section 9.4.   Books, Records and Access.................................    30
         Section 9.5.   Insurance.................................................    31
         Section 9.6.   Repair....................................................    31
         Section 9.7.   Taxes.....................................................    31
         Section 9.8.   Compliance................................................    31
         Section 9.9.   Sale of Assets............................................    31
         Section 9.10.  Consolidated Indebtedness to Consolidated Tangible Net
                        Worth Ratio...............................................    31
         Section 9.11.  Fixed Charge Coverage Ratio...............................    31
         Section 9.12.  Consolidated Tangible Net Worth...........................    31
         Section 9.13.  Restricted Payments.......................................    32
         Section 9.14.  Liens.....................................................    32
         Section 9.15.  Use of Proceeds...........................................    34

SECTION 10. CONDITIONS TO LENDING.................................................    34
         Section 10.1.  Conditions Precedent to All Loans.........................    34
         Section 10.2.  Conditions to the Availability of the Commitments.........    35

SECTION 11. EVENTS OF DEFAULT AND THEIR EFFECT....................................    36
         Section 11.1.  Events of Default.........................................    36
         Section 11.2.  Effect of Event of Default................................    38

SECTION 12. THE AGENT.............................................................    38
         Section 12.1.  Authorization.............................................    38
         Section 12.2.  Indemnification...........................................    38
         Section 12.3.  Action on Instructions of the Required Banks..............    39
         Section 12.4.  Payments..................................................    39
         Section 12.5.  Exculpation...............................................    40

                                                                                     Page
                                                                                     ----
         Section 12.6.  Credit Investigation......................................    40
         Section 12.7.  CUSA and Affiliates.......................................    41
         Section 12.8.  Resignation...............................................    41
         Section 12.9.  The Register; the Notes...................................    41

SECTION 13. GENERAL...............................................................    42
         Section 13.1.  Waiver; Amendments........................................    42
         Section 13.2.  Notices...................................................    43
         Section 13.3.  Computations..............................................    44
         Section 13.4.  Assignments; Participations...............................    44
         Section 13.5.  Costs, Expenses and Taxes.................................    47
         Section 13.6.  Indemnification...........................................    48
         Section 13.7.  Regulation U..............................................    48
         Section 13.8.  Extension of Termination Dates; Removal of Banks;
                        Substitution of Banks.....................................    48
         Section 13.9.  Captions..................................................    50
         Section 13.10. Governing Law; Severability...............................    50
         Section 13.11. Counterparts; Effectiveness...............................    51
         Section 13.12. Further Assurances........................................    51
         Section 13.13. Successors and Assigns....................................    51
         Section 13.14. Waiver of Jury Trial......................................    51
         Section 13.15. No Fiduciary Relationship.................................    51
         Section 13.16. Tax Structure Disclosure..................................    52

                             SCHEDULES AND EXHIBITS

Schedule I        Schedule of Banks (Sections 1.2 and 13.8)
Schedule II       Fees and Margins (Sections 1.2, 4.4, 4.5 and 4.6)
Schedule III      Address for Notices (Section 13.2)
Exhibit A         Form of Notice of Competitive Bid Borrowing (Sections 1.2 and
                  2.2)
Exhibit B         Form of Bid (Sections 1.2 and 2.2)
Exhibit C         Form of Committed Loan Request (Sections 1.2 and 3.2)
Exhibit D         Form of Bid Note (Sections 1.2 and 2.4)
Exhibit E         Form of Committed Note (Sections 1.2 and 3.4)
Exhibit F         Fixed Charge Coverage Ratio (Sections 1.2 and 9.11)
Exhibit G         Form of Opinion of Counsel for the Company (Section 10.2.5)
Exhibit H         Form of Opinion of the General Counsel of the Company (Section
                  10.2.5)
Exhibit I         Form of Assignment and Assumption Agreement (Section 13.4.1)
Exhibit J         Form of Request for Extension of Termination Date (Section
                  13.8)

                      THREE-YEAR REVOLVING CREDIT AGREEMENT

                  THREE-YEAR REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of October 17, 2003, among INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (herein called the "Company"), the financial institutions listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Banks" and individually each called a "Bank") and CITICORP USA, INC. (herein, in its individual corporate capacity, together with its successors and assigns, called "CUSA"), as agent for the Banks (herein, in such capacity, together with its successors and assigns in such capacity, called the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company has requested the Banks to lend up to $1,050,000,000 to the Company on a three year revolving basis for general corporate purposes;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS.

                  Section 1.1. Terms Generally. The definitions ascribed to terms in this Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of and Exhibits and Schedules to this Agreement unless the context shall otherwise require.

                  Section 1.2. Specific Terms. When used herein, the following terms shall have the following meanings:

                  "Absolute Rate" means a rate of interest per annum, expressed as a percentage to four decimal places and set forth in a Bid for a particular Bid Loan amount and a particular Loan Period.

                  "Absolute Rate Loan" means any Loan which bears interest at an Absolute Rate.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of stock, by contract or otherwise.

                                Credit Agreement

                  "Agent" - see Preamble.

                  "Aggregate Commitment" means $1,050,000,000, as reduced by any reduction in the Commitments made from time to time pursuant to Section 5.1 or
Section 13.8.

                  "Agreement" - see Preamble.

                  "AIG" means American International Group, Inc.

                  "Assignee" - see Section 13.4.1.

                  "Authorized Officer" of the Company means any of the Chairman of the Board, the President, the Vice Chair and Chief Financial Officer, the Treasurer, the Controller and the Assistant Controller of the Company.

                  "Available Commitment" - see Section 2.2(a).

                  "Bank" - see Preamble.

                  "Bank Parties" - see Section 13.6.

                  "Base LIBOR" means, with respect to any Loan Period for a LIBOR Rate Loan, (a) the rate per annum for Dollar deposits approximately equal to the principal amount of the LIBOR Rate Loans for which LIBOR is being determined and with maturities comparable to the Loan Period for which such rate would apply, which appears on the Telerate Page 3750 (the "Telerate Page") at approximately 11:00 A.M., London time, on the day that is two Business Days prior to the first day of such Loan Period and (b) if no such rate so appears on the Telerate Page 3750, the rate per annum determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%) of the respective rates of interest communicated by the Reference Banks to the Agent as the rate at which Dollar deposits are offered to the Reference Banks by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Loan Period in an amount substantially equal to the amount of such LIBOR Rate Loan for such Reference Banks and for a period equal to such Loan Period.

                  "Base Rate" means a fluctuating interest rate per annum, as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of, (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and (b) the Federal Funds Rate for such day plus -1/2 of 1% per annum.

                  "Base Rate Loan" means any Loan which bears interest at the Base Rate.

                  "Bid" means one or more offers by a Bank to make one or more Bid Loans, submitted to the Agent by telephone no later than the Submission Deadline and promptly confirmed in writing on the same day on a duly completed and executed form substantially

                                Credit Agreement
similar to Exhibit B, personally delivered or transmitted by facsimile to the Agent.

                  "Bid Borrowing" - see Section 2.2(a).

                  "Bid Loan" means a Loan in Dollars that is an Absolute Rate Loan or a LIBOR Rate Loan made pursuant to Section 2.

                  "Bid Note" means a promissory note of the Company, substantially in the form of Exhibit D, duly completed, evidencing Bid Loans made to the Company, as such note may be amended, modified or supplemented or supplanted pursuant to Section 13.4.1 from time to time.

                  "Business Day" means any day of the year on which banks are open for commercial banking business in the City of New York and Los Angeles and, if the applicable Business Day relates to the determination of LIBOR for any LIBOR Rate Loan, any such Business Day on which dealings in deposits in Dollars are transacted in the London interbank market.

                  "Capitalized Lease" means any lease under which any obligations of the lessee are, or are required to be, capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles in the United States of America.

                  "Capitalized Rentals" means, as of the date of any determination, the amount at which the obligations of the lessee, due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee, are reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

                  "Closing Date" - see Section 10.2.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitments" means the Banks' commitments to make Committed Loans hereunder; and "Commitment" as to any Bank means the amount set forth opposite such Bank's name on Schedule I (as reduced in accordance with Section 5.1, or as periodically revised in accordance with Section 13.4 or Section 13.8).

                  "Committed Loan" means a Loan in Dollars that is a Base Rate Loan or LIBOR Rate Loan made pursuant to Section 3.

                  "Committed Loan Request" - see Section 3.2(a).

                  "Committed Note" means a promissory note of the Company, substantially in the form of Exhibit E, duly completed, evidencing Committed Loans to the Company, as such note may be amended, modified or supplemented or supplanted pursuant to Section 13.4.1 from time to time.

                  "Company" - see Preamble.

                                Credit Agreement

                  "Consolidated Indebtedness" means, as of the date of any determination, the total amount of Indebtedness, less the amount of current and deferred income taxes and rentals received in advance of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles in the United States of America.

                  "Consolidated Tangible Net Assets" means, as of the date of any determination, the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Subsidiaries, after deducting therefrom (i) all liability items except Indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

                  "Consolidated Tangible Net Worth" means, as of the date of any determination, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock), less the sum of the total amount of goodwill, organization expenses, unamortized debt issue costs (determined on an after-tax basis), deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets, surplus resulting from any revaluation write-up of assets subsequent to December 31, 2002 and such other assets as are properly classified as intangible assets, all determined in accordance with generally accepted accounting principles in the United States of America consolidating the Company and its Subsidiaries.

                  "Covered Taxes" means all Taxes, including all liabilities (including, without limitation, any penalties, interest and other additions to tax) with respect thereto, other than the following Taxes, including all liabilities (including, without limitation, any penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income or capital of the Agent, a Bank, Assignee or Participant under this Agreement and franchise taxes imposed in lieu thereof (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Agent, Bank, Assignee or Participant under this Agreement is organized or resident for tax purposes or any political subdivision thereof or (B) the jurisdiction of such Agent, Bank, Assignee or Participant's applicable lending office or any political subdivision thereof or (C) any jurisdiction with which such Agent, Bank, Assignee or Participant has any present or former connection (other than solely by virtue of being a Bank under this Agreement), (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Agent, Bank, Assignee or Participant as of the date of a change in the jurisdiction of such Agent, Bank, Assignee or Participant's applicable lending office or (iii) any Taxes that would not have been imposed but for (A) the failure or unreasonable delay by such Agent, Bank, Assignee or Participant, as

                                Credit Agreement
applicable, to complete, provide, or file and update or renew, any application forms, certificates, documents or other evidence required from time to time, properly completed and duly executed, to qualify for any applicable exemption from or reduction of Taxes, including, without limitation, the certificates, documents or other evidence required under Sections 6.4(b), 6.4(c) and 6.4(e) (unless such failure or delay results from a change in applicable law after the Closing Date or the date of the applicable agreement pursuant to which such Assignee or Participant, as the case may be, acquires an interest under this Agreement, which precludes such Agent, Bank, Assignee or Participant, as applicable, from qualifying for such exemption or reduction) or (B) the gross negligence or willful misconduct of such Agent, Bank, Assignee or Participant.

                  .
                  "CUSA" - see Preamble.

                  "Dollar", and $, refer to the lawful money of the United States of America.

                  "ECA Financing" means any subsidized financing of the acquisition of Airbus Industrie aircraft, the repayment obligations of which will be supported by guaranties issued by certain European government export credit agencies (the European Credit Agency Export Finance Program) and a Company Guaranty and a pledge of the assets of (including any rights to or interests in any reserve or security deposit held by) each such Wholly-owned Subsidiary.

                  "Eligible Assignee" means (i) any Bank, and any Affiliate of any Bank and (ii)(a) a commercial bank organized under the laws of the United States or any state thereof, (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and (d) a finance company, insurance company, mutual fund, leasing company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

                  "Eurodollar Reserve Percentage" means for any day in any Loan Period for any LIBOR Rate Loan that percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) or other U.S. government agency for determining the reserve requirement (including, without limitation, any marginal, basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency funding

                                Credit Agreement
liabilities. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events described in
Section 11.1.

                  "Eximbank" means the Export-Import Bank of the United States.

                  "Existing Litigation" - see Section 10.1.3.

                  "FASB 13" means the Statement of Financial Accounting Standards No. 13 (Accounting for Leases) as in effect on the date hereof.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Charge Coverage Ratio" on the last day of any quarter of any fiscal year of the Company means the ratio for the period of four fiscal quarters ending on such day of earnings to combined fixed charges and preferred stock dividends referred to in Paragraph (d)(1) of Item 503 of Regulation S-K of the Securities and Exchange Commission, as amended from time to time, and determined pursuant to Instructions to paragraph 503(d) of such Item 503 with the Company as "registrant" (such ratio for the four fiscal quarters ended December 31, 2002 is attached hereto as Exhibit F); provided, however, that if the Required Banks in their reasonable discretion determine that amendments to Regulation S-K subsequent to the date hereof substantially modify the provisions of such Item 503, "Fixed Charge Coverage Ratio" shall have the meaning determined by this definition without regard to any such amendments.

                  "Funding Date" means the date on which any Loan is scheduled to be disbursed.

                  "Funding Office" means, with respect to any Bank, any office or offices of such Bank or Affiliate or Affiliates of such Bank through which such Bank shall fund or shall have funded any Loan. A Funding Office may be, at such Bank's option, either a domestic or foreign office of such Bank or a domestic or foreign office of an Affiliate of such Bank.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranties" by any Person means, without duplication, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or

                                Credit Agreement
indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Primary Obligor to make payment of the Indebtedness or obligation or (d) otherwise to assure the owner of the Indebtedness or obligation of the Primary Obligor against loss in respect thereof; provided, however, that the obligation described in clause (c) shall not include (i) obligations of a buyer under an agreement with a seller to purchase goods or services entered into in the ordinary course of such buyer's and seller's businesses unless such agreement requires that such buyer make payment whether or not delivery is ever made of such goods or services and (ii) remarketing agreements where the remaining debt on an aircraft does not exceed the aircraft's net book value, determined in accordance with industry standards, except that clause (c) shall apply to the amount of remaining debt under a remarketing agreement that exceeds the net book value of the aircraft. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Indebtedness" of any Person means and includes, without duplication, all obligations of such Person which in accordance with generally accepted accounting principles in the United States of America shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all:

                  (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (other than security and other deposits on flight equipment),

                  (b) obligations secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,

                  (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,

                  (d) Capitalized Rentals of such Person under any Capitalized Lease,

                  (e) obligations evidenced by bonds, debentures, notes or other similar instruments, and

                                Credit Agreement

                  (f) Guaranties by such Person, to the extent required pursuant to the definition thereof.

                  "Indemnified Liabilities" - see Section 13.6.

                  "LIBOR" means, with respect to any Loan Period the rate per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%), determined pursuant to the following formula:

                                                Base LIBOR
                           LIBOR= ----------------------------------------------
                                    (1 - Eurodollar Reserve Percentage)


                  "LIBOR Rate" means (i) with respect to Committed Loans that are LIBOR Rate Loans, LIBOR plus the applicable rate margin set forth in
Schedule II and (ii) with respect to Bid Loans that are LIBOR Rate Loans, LIBOR plus or minus the rate margin set forth in a Bid for a particular Bid Loan amount and a particular Loan Period.

                  "LIBOR Rate Loan" means any Loan which bears interest at a LIBOR Rate.

                  "Lien" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien.

                  "Litigation Actions" means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of the Company, threatened against, or affecting, the Company or any Subsidiary.

                  "Loan Period" means (i) with respect to any Absolute Rate Loan, the period commencing on such Loan's Funding Date and ending not less than 14 days thereafter nor more than 6 months thereafter as specified in the Bid Loan Request related to such Bid Loan and (ii) with respect to any LIBOR Rate Loan, the period commencing on such Loan's Funding Date and ending 1, 2, 3 or 6 months thereafter as selected by the Company pursuant to Section 3.2(a) or specified in the Notice of Competitive Bid Borrowing, as the case may be; provided, however, that:

                  (a) if a Loan Period would otherwise end on a day which is not a Business Day, such Loan Period shall end on the next succeeding Business Day (unless, in the case of a LIBOR Rate Loan, such next succeeding Business Day would fall in the next succeeding calendar month, in which case such Loan Period shall end on the next preceding Business Day),

                  (b) in the case of a Loan Period for any LIBOR Rate Loan, if there exists no day numerically corresponding to the day such Loan was made in the month in which the last

                                Credit Agreement
         day of such Loan Period would otherwise fall, such Loan Period shall end on the last Business Day of such month, and

                  (c) on the date of the making of any Loan by a Bank, the Loan Period for such Loan shall not extend beyond the then-scheduled Termination Date for such Bank.

                  "Loans" means, collectively, the Bid Loans and the Committed Loans and, individually, any Bid Loan or Committed Loan.

                  "Material Adverse Effect" means (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole since any stated reference date or from and after the date of determination, as the case may be, (ii) any material adverse effect on the ability of the Company to perform its material obligations hereunder and under the Notes or (iii) any material adverse effect on the legality, validity, binding effect or enforceability of any material provision of this Agreement or any Note.

                  "Multiemployer Plan" has the meaning assigned to such term in
Section 3(37) of ERISA.

                  "New Litigation" - see Section 10.1.3.

                  "Notes" means, collectively, the Bid Notes and the Committed Notes; and "Note" means any individual Bid Note or Committed Note.

                  "Notice of Competitive Bid Borrowing" - see Section 2.2(a).

                  "Notice Office" means the office of CUSA which, as of the date hereof, is located at 2 Penns Way, Suite 200, New Castle, DE 19720, Telecopy Number 302-894-6005; Telephone 302-894-6120.

                  "Participant" - see Section 13.4.2.

                  "Payment Office" means the office of the Agent which, as of the date hereof, is at 2 Penns Way, Suite 200, New Castle, DE 19720, Account
Number: 36852248.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Percentage" means as to any Bank the ratio, expressed as a percentage, that such Bank's Commitment as set forth opposite such Bank's name on Schedule I, as periodically revised in accordance with Section 13.4 or 13.8, bears to the Aggregate Commitment or, if the Commitments have been terminated, the ratio, expressed as a percentage, that the aggregate principal amount of such Bank's outstanding Loans bears to the aggregate principal amount of all outstanding Loans.

                                Credit Agreement

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Plan" means, at any date, any employee pension benefit plan (as defined in section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Company or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "Reference Banks" means Citibank, N.A., Bank of America, N.A. and The Governor and Company of the Bank of Scotland.

                  "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Banks" means Banks having an aggregate Percentage of 51% or more.

                  "Significant Subsidiary" means any Subsidiary which is so defined pursuant to Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

                  "Submission Deadline" - see Section 2.2(b).

                  "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of:

                  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  "Successor Bank" - see Section 13.8(c).

                  "Taxes" with respect to any Person means income, excise and other taxes, and all assessments, imposts, duties and other governmental charges or levies, imposed upon such Person, its income or any of its properties, franchises or assets by any Governmental Authority.

                  "Telerate Page" - see "Base LIBOR".

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                  "Terminating Bank" - see Section 13.8(c).

                  "Termination Date" means, with respect to any Bank, the earliest to occur of (i) October 17, 2006 or such later date as may be agreed to by such Bank pursuant to Section 13.8(a), or if such day is not a Business Day, the next preceding Business Day, (ii) the date on which the Commitments shall terminate pursuant to Section 11.2 or the Commitments shall be reduced to zero pursuant to Section 5.1 and (iii) the date specified as such Bank's Termination Date pursuant to Section 13.8(b), or, if such day is not a Business Day, the next preceding Business Day; in all cases, subject to the provisions of Section 13.8(d).

                  "Unmatured Event of Default" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

                  "Wholly-owned Subsidiary" means any Person of which or in which the Company and its other Wholly-owned Subsidiaries own directly or indirectly 100% of:

                  (a) the issued and outstanding shares of stock (except shares required as directors, qualifying shares),

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  SECTION 2. BID LOANS AND BID NOTES.

                  Section 2.1. Making of Bid Loans. On the terms and subject to the conditions of this Agreement, each Bank, severally and for itself alone, may (but is not obligated to) make Bid Loans to the Company from time to time on or after the date hereof and prior to the date which is the fourteenth day preceding such Bank's Termination Date in amounts equal to such Bank's Bids that have been accepted as provided in Section 2.2(c); provided, that the aggregate principal amount of all outstanding Loans shall not at any time exceed the then Aggregate Commitment.

                  Section 2.2. Procedure for Bid Loans.

                  (a) Bid Loan Request. Whenever the Company desires to incur a competitive bid borrowing (a "Bid Borrowing"), it shall give the Agent written notice (or telephonic notice promptly confirmed in writing), such notice to be delivered to the Agent at its Notice Office no later than 12:00 Noon, New York City time, at least three Business Days prior to any proposed LIBOR Rate Loan and at least one Business Day prior to any proposed Absolute Rate Loan. Each such notice shall be substantially in the form of Exhibit A hereto (each a "Notice of Competitive Bid Borrowing"), and shall specify in each case (i) the date of such proposed Bid Borrowing (which shall be a Business Day), (ii) the aggregate amount of the proposed Bid Borrowing, (iii) whether the proposed Bid Borrowing is to be an Absolute Rate Loan or a LIBOR Rate Loan and the Loan Period, (iv) the maturity date for repayment of each Bid Loan to be made as part of such borrowing (which maturity date shall not be earlier than one month after

                                Credit Agreement
the date of any proposed LIBOR Rate Loan or 14 days after the date of any proposed Absolute Rate Loan or later than the earliest to occur of (x) six months after the date of such proposed Bid Loan, (y) the Termination Date and
(z) if the proposed Bid Loan has an interest rate that is the LIBOR Rate, the last day of the proposed Loan Period), (v) the interest payment date or dates relating thereto, (vi) the account to which the proceeds of such Bid Borrowing are to be credited and (vii) any other terms to be applicable to such Bid Borrowing. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each such request for a Bid Borrowing received by it from the Company. Each Notice of Competitive Bid Borrowing shall contemplate Bid Loans in a minimum aggregate principal amount of $10,000,000 or a higher integral multiple of $1,000,000, not to exceed, however, the excess of the then Aggregate Commitment over the aggregate principal amount of all outstanding Loans, calculated as of the relevant Funding Date, assuming that the Company will pay, when due, all Loans maturing on or prior to such Funding Date (the "Available Commitment").

                  (b) Bidding Procedure. Each Bank shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Bid Loans to the Company as part of such proposed Bid Borrowing at a rate or rates of interest specified by such Bank in its sole discretion and determined by such Bank independently of each other Bank, by notifying by telephone confirmed in writing to the Agent at its Notice Office (which shall give prompt notice thereof to the Company), before 10:00 a.m., New York City time, on the date (the "Submission Deadline") that is (x) in the case of a proposed Absolute Rate Loan, the same day as the date of such proposed Bid Loan and (y) in the case of a proposed LIBOR Rate Loan, two Business Days before the date of such proposed Bid Loan. Each Bid shall be substantially in the form of Exhibit B (each a "Bid"), and shall specify in each case (i) the Loan Period, (ii) the minimum amount and maximum amount of each Bid Loan that such Bank would be willing to make as part of such proposed Bid Borrowing (which amounts may, subject to the proviso in Section 2.1, exceed such Bank's Commitment), (iii) the rate or rates of interest therefor and (iv) such Bank's lending office with respect to such Bid Loan; provided, that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 8:30 a.m., New York City time, on the Submission Deadline.

                  (c) Acceptance of Bids. The Company shall, in turn, before 10:30 a.m., New York City time, on the Submission Deadline, either:

                  (i) cancel such proposed Bid Borrowing by giving the Agent notice to that effect, or

                  (ii) accept (such acceptance to be irrevocable) one or more of the offers made by any Bank or Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Agent of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Agent on behalf of such Bank for such Bid Borrowing pursuant to clause (b) above) to be made by such Bank as part of such Bid Borrowing, and reject any remaining offers made by any Bank pursuant to clause (b) above by giving the Agent notice to that effect; provided, that for any maturity date acceptance of offers may only be made on the basis of ascending Absolute Rates (in

                                Credit Agreement
         the case of an Absolute Rate Loan) or floating rates (in the case of a LIBOR Rate Loan), in each case commencing with the lowest rate so offered and only as to offers made in conformity with the terms hereof; provided, further, however, if offers are made by two or more Banks at the same rate or rates and acceptance of all such equal offers would result in a greater principal amount of Bid Loans being accepted than the aggregate principal amount requested by the Company, the Company shall have the right to accept one or more of such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as the Company may elect in its sole discretion. The Company may not accept offers whose aggregate principal amount is greater than the requested aggregate amount as specified in the related Notice of Competitive Bid Borrowing, subject to the proviso in Section 2.1.

                  (d) Cancellation of Bid Borrowing. If the Company notifies the Agent that such proposed Bid Borrowing is cancelled pursuant to clause (c)(i) above, the Agent shall give prompt notice thereof to the Banks and such Bid Borrowing shall not be made.

                  (e) Notification of Acceptance. If the Company accepts one or more of the offers made by any Bank or Banks pursuant to clause (c)(ii) above, the Agent shall in turn promptly notify (x) each Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Bid Borrowing and whether or not any offer or offers made by such Bank pursuant to clause (b) above have been accepted by the Company and (y) each Bank that is to make a Bid Loan as part of such Bid Borrowing, of the amount of each Bid Loan to be made by such Bank as part of such Bid Borrowing.

                  (f) Reliance. The Agent may rely and act upon notice given by telephone by individuals reasonably believed by the Agent to be those designated to the Agent by the Company or by any Bank in writing from time to time, without waiting for receipt of written confirmation thereof, and the Company hereby agrees to indemnify and hold harmless the Agent from and against any and all losses, costs, expenses, damages, claims, actions or other proceedings relating to such reliance.

                  Section 2.3. Funding of Bid Loans. No later than 1:00 p.m., New York City time, on the date specified in each Notice of Competitive Bid Borrowing, each Bank will make available the Bid Loan, if any, to be made by such Bank as part of the Bid Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in Dollars and immediately available funds at the Payment Office of the Agent and the Agent promptly will make available to the Company at its account specified in the relevant Notice of Competitive Bid Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank which has submitted a bid pursuant to Section 2.2(b) prior to the date of the proposed Bid Borrowing that such Bank does not intend to make available to the Agent its portion, if any, of the Bid Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of the Bid Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount.

                                Credit Agreement

                  SECTION 3. COMMITTED LOANS AND NOTES.

                  Section 3.1. Agreement to Make Committed Loans. On the terms and subject to the conditions of this Agreement, each Bank, severally and for itself alone, agrees to make Loans (herein collectively called "Committed Loans" and individually each called a "Committed Loan") on a revolving basis from time to time from the date hereof until such Bank's Termination Date in such Bank's Percentage of such aggregate amounts as the Company may from time to time request as provided in Section 3.2; provided, that (a) the aggregate principal amount of all outstanding Committed Loans of any Bank shall not at any time exceed the amount set forth opposite such Bank's name on Schedule I (as reduced in accordance with Section 5.1, Section 13.4 or Section 13.8) and (b) the aggregate principal amount of all outstanding Committed Loans of all Banks plus the aggregate principal amount of all outstanding Bid Loans of all Banks shall not at any time exceed the then Aggregate Commitment. Within the limits of this
Section 3.1, the Company may from time to time borrow, prepay and reborrow Committed Loans on the terms and conditions set forth in this Agreement.

                  Section 3.2. Procedure for Committed Loans.

                  (a) Committed Loan Requests. The Company shall give the Agent irrevocable telephonic notice at the Notice Office (promptly confirmed in writing on the same day), not later than 10:30 a.m., New York City time, (i) at least three Business Days prior to the Funding Date in the case of LIBOR Rate Loans or (ii) on the Funding Date in the case of Base Rate Loans, of each requested Committed Loan, and the Agent shall promptly advise each Bank thereof and, in the case of a LIBOR Rate Loan, if the Telerate Page is not available, request each Reference Bank to notify the Agent of its applicable rate (as contemplated in the definition of LIBOR). Each such notice to the Agent (a "Committed Loan Request") shall be substantially in the form of Exhibit C and shall specify (i) the Funding Date (which shall be a Business Day), (ii) the aggregate amount of the Loans requested (in an amount permitted under clause (b) below), (iii) whether each Loan shall be a LIBOR Rate Loan or a Base Rate Loan and (iv) if a LIBOR Rate Loan, the Loan Period therefor (subject to the limitations set forth in the definition of Loan Period).

                  (b) Amount and Increments of Committed Loans. Each Committed Loan Request shall contemplate Committed Loans in a minimum aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000, not to exceed in the aggregate (for all requested Committed Loans) the Available Commitment.

                  (c) Funding of Committed Loans.

                  (i) Not later than 1:30 p.m., New York City time, on the Funding Date of a Committed Loan, each Bank shall, subject to this Section 3.2(c), provide the Agent at its Notice Office with immediately available funds covering such Bank's Committed Loan (provided, that a Bank's obligation to provide funds to the Agent shall be deemed satisfied by such Bank's delivery to the Agent at its Notice Office not later than 1:30 p.m., New York City time, of a Federal reserve wire confirmation number covering the proceeds of such Bank's Committed Loan) and the Agent shall pay over such funds to the Company not later than 2:00 p.m., New

                                Credit Agreement

York City time, on such day if the Agent shall have received the documents required under Section 10 with respect to such Loan and the other conditions precedent to the making of such Loan shall have been satisfied not later than 10:00 a.m., New York City time, on such day. If the Agent does not receive such documents or such other conditions precedent have not been satisfied prior to such time, then (A) the Agent shall not pay over such funds to the Company, (B) the Company's Committed Loan Request related to such Loan shall be deemed cancelled in its entirety, (C) in the case of Committed Loan Requests relative to LIBOR Rate Loans, the Company shall be liable to each Bank in accordance with Section 7.4(a) and (D) the Agent shall return the amount previously provided to the Agent by each Bank on the next following Business Day.

                  (ii) The Company agrees, notwithstanding its previous delivery of any documents required under Section 10 with respect to a particular Loan, immediately to notify the Agent of any failure by it to satisfy the conditions precedent to the making of such Loan. The Agent shall be entitled to assume, after it has received each of the documents required under Section 10 with respect to a particular Loan, that each of the conditions precedent to the making of such Loan has been satisfied absent actual knowledge to the contrary received by the Agent prior to the time of the receipt of such documents. Unless the Agent shall have notified the Banks prior to 10:30 a.m., New York City time, on the Funding Date of any Loan that the Agent has actual knowledge that the conditions precedent to the making of such Loan have not been satisfied, the Banks shall be entitled to assume that such conditions precedent have been satisfied.

                  (d) Repayment of Loans. If any Bank is to make a Committed Loan hereunder on a day on which the Company is to repay (or has elected to prepay, pursuant to Section 5.2) all or any part of any outstanding Loan held by such Bank, the proceeds of such new Committed Loan shall be applied to make such repayment and only an amount equal to the positive difference, if any, between the amount being borrowed and the amount being repaid shall be requested by the Agent to be made available by such Bank to the Agent as provided in Section 3.2(c).

                  Section 3.3. Maturity of Committed Loans. Except for a Base Rate Loan, which shall mature on the Termination Date, a Committed Loan made by a Bank shall mature on the last day of the Loan Period applicable to such Committed Loan, but in no event later than the Termination Date for such Bank.

                  SECTION 4. INTEREST AND FEES.

                  Section 4.1. Interest Rates. The Company hereby promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the Funding Date for such Loan until such Loan is paid in full, as follows:

                  (a) if such Loan is a Bid Loan, at a rate per annum equal to the Absolute Rate or the LIBOR Rate, as applicable, offered by the applicable Bank and accepted by the Company for such Bid Loan;

                  (b) if such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

                                Credit Agreement

                  (c) if such Loan is a Committed Loan that is a LIBOR Rate Loan, at a rate per annum equal to the LIBOR Rate applicable to the Loan Period for such Loan; provided, however, that after the maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum (calculated on the basis of a 360-day year for the actual number of days involved) equal to the Base Rate from time to time in effect (but not less than the interest rate in effect for such Loan immediately prior to maturity) plus 1% per annum.

                  Section 4.2. Interest Payment Dates. Except for Base Rate Loans, as to which accrued interest shall be payable on the last day of each calendar quarter and on the Termination Date, accrued interest on each Loan shall be payable in arrears on the last day of the Loan Period therefor and (i) with respect to each LIBOR Rate Loan with a Loan Period of six months, on the day that is three months after the first day of such Loan Period (or, if there is no day in such third month numerically corresponding to such first day of the Loan Period, on the last Business Day of such month) and (ii) with respect to each Absolute Rate Loan with a Loan Period exceeding 90 days, on the day that is 90 days after the first day of such Loan Period. After the maturity of any Loan, accrued interest on such Loan shall be payable on demand. If any interest payment date falls on a day that is not a Business Day, such interest payment date shall be postponed to the next succeeding Business Day and the interest paid shall cover the period of postponement (except that if the Loan is a LIBOR Rate Loan and the next succeeding Business Day falls in the next succeeding calendar month, such interest payment date shall be the immediately preceding Business Day).

                  Section 4.3. Setting and Notice of Committed Loan Rates. The applicable interest rate for each Committed Loan hereunder shall be determined by the Agent and notice thereof shall be given by the Agent promptly to the Company and to each Bank. Each determination of the applicable interest rate by the Agent shall be conclusive and binding upon the parties hereto in the absence of demonstrable error.

                  In the case of LIBOR Rate Loans, each Reference Bank agrees to use its best efforts to notify the Agent in a timely fashion of its applicable rate after the Agent's request (if any) therefor under Section 2.2(a) and
Section 3.2(a) (as contemplated in the definition of LIBOR). If as to any Loan Period the Telerate Page is not available and any one or more of the Reference Banks is unable or for any reason fails to notify the Agent of its applicable rate by 11:30 a.m., New York City time, two Business Days before the Funding Date, then the applicable LIBOR Rate shall be determined on the basis of the rate or rates of which the Agent is given notice by the remaining Reference Bank or Banks by such time. If the Telerate Page is not available and none of the Reference Banks notifies the Agent of the applicable rate prior to 11:30 a.m., New York City time, two Business Days before the Funding Date, then (i) the Agent shall promptly notify the other parties thereof and (ii) at the option of the Company the Committed Loan Request delivered by the Company pursuant to
Section 3.2(a) with respect to such Funding Date shall be cancelled or shall be deemed to have specified a Base Rate Loan.

                  The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining

                                Credit Agreement
the interest rate applicable to any LIBOR Rate Loan.

                  Section 4.4. Facility Fee. The Company agrees to pay to the Agent for the accounts of the Banks pro rata in accordance with their respective Percentages an annual facility fee computed by multiplying the average daily amount of the Aggregate Commitment (whether used or unused) by the applicable percentage determined with respect to such facility fee in accordance with
Schedule II hereto. Such fee shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year (beginning with the last Business Day of December, 2003) until the Commitments have expired or have been terminated and on the date of such expiration or termination (and, in the case of any Terminating Bank, such Bank's Termination Date), in each case for the period then ending for which such facility fee has not previously been paid.

                  Section 4.5. Utilization Fee. The Company agrees to pay to the Agent for the accounts of the Banks pro rata in accordance with their respective Percentages, (i) during any period that the aggregate outstanding principal amount of the Loans exceeds 33.33% of the Aggregate Commitment, a utilization fee computed by multiplying the average daily amount of the Aggregate Commitment by the applicable percentage determined with respect to such utilization fee in accordance with Schedule II hereto and (ii) during any period that the aggregate outstanding principal amount of the Loans exceeds 66.66% of the Aggregate Commitment, a utilization fee in addition to the utilization fees accruing pursuant to clause (i) above computed by multiplying the average daily amount of the Aggregate Commitment by the applicable percentage determined with respect to such utilization fee in accordance with Schedule II hereto; provided, that if the then outstanding aggregate principal amount of Bid Loans exceeds an amount equal to 33.33% of the Aggregate Commitments as then in effect, then in calculating the aggregate outstanding principal amount of the Loans for purposes of this Section 4.5 only, the aggregate outstanding principal amount of Loans shall not include an amount equal to 33.33% of the Aggregate Commitments as then in effect. Accrued utilization fees shall be due and payable on each date that interest is payable on each such Loan.

                  Section 4.6. Agent's Fees. The Company agrees promptly to pay to the Agent such fees as may be agreed from time to time by the Company and the Agent.

                  Section 4.7. Computation of Interest and Fees. Interest on LIBOR Rate Loans, and facility and utilization fees shall be computed for the actual number of days elapsed on the basis of a 360-day year; and interest on Base Rate Loans shall be computed for the actual number of days elapsed on the basis of a 365/366 day year, as the case may be. The interest rate applicable to each LIBOR Rate Loan and Base Rate Loan, and (to the extent applicable) after the maturity of any other type of Loan, the interest rate applicable to such Loan, shall change simultaneously with each change in the LIBOR Rate or the Base Rate, as applicable.

                  SECTION 5. REDUCTION OR TERMINATION OF THE COMMITMENTS;
                             REPAYMENT; PREPAYMENTS.

                  Section 5.1. Voluntary Termination or Reduction of the Commitments. The Company may at any time on at least 5 days' prior irrevocable notice received by the Agent (which shall promptly on the same day or on the next Business Day advise each Bank thereof)

                                Credit Agreement
permanently reduce the amount of the Commitments (such reduction to be pro rata among the Banks according to their respective Percentages) to an amount not less than the aggregate principal amount of all outstanding Loans. Any such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Concurrently with any such reduction, the Company shall prepay the principal of any Committed Loans outstanding to the extent that the aggregate amount of such Loans outstanding shall then exceed the Aggregate Commitment, as so reduced. The Company may from time to time on like irrevocable notice terminate the Commitments upon payment in full of all Loans, all interest accrued thereon, all fees and all other obligations of the Company hereunder; provided, however, that the Company may not at any time terminate the Commitments if any Bid Loan is outstanding (unless the holder of each such outstanding Bid Loan has given its prior written consent to the concurrent repayment of such Bid Loan).

                  Section 5.2. Voluntary Prepayments. The Company may voluntarily prepay Loans (other than Bid Loans, which may only be prepaid with the prior written consent of the holder thereof) without premium or penalty, except as may be required pursuant to subsection (e) below, in whole or in part; provided, that (a) each prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) except for the prepayment of the aggregate amount of all Loans outstanding, no such prepayment shall result in there being less than $10,000,000 in Loans outstanding in the aggregate, (c) the Company shall give the Agent at its Notice Office (which shall promptly advise each Bank) not less than three Business Days' prior notice thereof specifying the Loans to be prepaid and the date and amount of prepayment, (d) any prepayment of principal of any Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid and (e) any prepayment of a LIBOR Rate Loan shall be subject to the provisions of Section 7.4.

                  SECTION 6. MAKING AND PRORATION OF PAYMENTS; SET-OFF; TAXES.

                  Section 6.1. Making of Payments. Except as provided in Section 3.2(d), payments (including those made pursuant to Section 5.1) of principal of, or interest on, the Loans and all payments of fees shall be made by the Company to the Agent in immediately available funds at its Payment Office not later than 12:00 Noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank its share (if any) of each such payment. All payments under Section 7 shall be made by the Company directly to the Persons entitled thereto.

                  Section 6.2. Pro Rata Treatment; Sharing.

                  (a) Except as required pursuant to Section 7 or Section 13.8, each payment or prepayment of principal of any Committed Loans, each payment of interest on the Committed Loans, and each payment of the facility fee shall be allocated pro rata among the Banks in accordance with their respective Percentages. Each payment of principal of any Bid Borrowing shall be allocated pro rata among the Banks participating in such Bid

                                Credit Agreement

Borrowing in accordance with the respective principal amounts of their outstanding Bid Loans comprising such Bid Borrowing. Each payment of interest on any Bid Borrowing shall be allocated pro rata among the Banks participating in such Bid Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Bid Loans comprising such Bid Borrowing.

                  (b) If any Bank or other holder of a Committed Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, interest on or fees or other amounts with respect to any Committed Loan in excess of the share of payments and other recoveries (exclusive of payments or recoveries under Section 7 or pursuant to Section 13.8) such Bank or other holder would have received if such payment had been distributed pursuant to the provisions of
Section 6.2(a), such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Committed Loans held by them as shall be necessary so that all such payments of principal and interest with respect to the Committed Loans shall be shared by the Banks and other holders pro rata in accordance with their respective Percentages; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) If any Bank or other holder of a Bid Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, interest on or fees or other amounts with respect to any Bid Loan in excess of the share of payments and other recoveries (exclusive of payments or recoveries pursuant to Section 7 or Section 13.8) such Bank or other holder would have received if such payment had been distributed pursuant to the provisions of Section 6.2(a), such Bank or other holder shall purchase from the other Banks or holders participating in such Bid Borrowing, in a manner to be specified by the Agent, such participations in the Bid Loans held by them as shall be necessary so that all such payments of principal and interest with respect to the Bid Loans shall be shared by the Banks and other holders participating in such Bid Borrowing in a manner consistent with Section 6.2(a); provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 6.3. Set-off. The Company agrees that the Agent, each Bank, each Assignee and each Participant has all rights of set-off and bankers' lien provided by applicable law, and the Company further agrees that at any time
(i) any amount owing by the Company under this Agreement is due to any such Person or (ii) any Event of Default exists, each such Person may apply to the payment of any amount payable hereunder any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with such Person.

                  Section 6.4. Taxes, etc. (a) All payments made by the Company to the Agent, any Bank, any Assignee or any Participant under this Agreement and the Notes shall be made without any set-off or counterclaim, and free and clear of and without deduction for or on account of any present or future Covered Taxes now or hereafter imposed (except to the extent that such withholding or deduction (x) is compelled by law, (y) results from the breach, by the recipient of a payment, of its agreement contained in Section 6.4(b), Section 6.4(c) or
Section 6.4(e) or (z) would not be required if the representation or warranty contained in the second

                                Credit Agreement
sentence of Section 6.4(b) were true as of the date of this Agreement, or with respect to a Bank that becomes a Bank pursuant to Section 13.4.1, Section 13.4.2 or Section 13.8, true at the time such Bank becomes a Bank hereunder). If the Company is compelled by law to make any such deductions or withholdings of any Covered Taxes it will:

                  (i) pay to the relevant authorities the full amount required to be so withheld or deducted,

                  (ii) except to the extent that such withholding or deduction results from the breach by the recipient of its agreement contained in
         Section 6.4(b), Section 6.4(c) or Section 6.4(e) or, if applicable, would not be required if the representation or warranty contained in the second sentence of Section 6.4(b) were true as of the date of this Agreement, or with respect to a Bank that becomes a Bank pursuant to
         Section 13.4.1, Section 13.4.2 or Section 13.8, true at the time such Bank becomes a Bank hereunder, pay such additional amounts as may be necessary in order that the net amount received by the Agent, each Bank, each Assignee and each Participant after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made, and

                  (iii) promptly forward to the Agent (for delivery to such payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

                  Moreover, if any Covered Taxes are directly asserted against the Agent, any Bank, any Assignee or any Participant, such payee may pay such Covered Taxes, and, upon receipt of an official receipt or other satisfactory documentation evidencing such payment, the Company shall promptly pay such additional amount (including, without limitation, any penalties, interest or reasonable expenses) as may be necessary in order that the net amount received by such payee after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such payee would have received had no such Covered Taxes been asserted (provided, that the Agent, the Banks, and any Assignee or Participant shall use reasonable efforts, to the extent consistent with applicable laws and regulations, to minimize to the extent possible any such Covered Taxes if they can do so without material cost or legal or regulatory disadvantage). For purposes of this Section 6.4, a distribution hereunder by the Agent or any Bank to or for the account of any Bank, Assignee or Participant shall be deemed to be a payment by the Company. The Company's agreement under this Section 6.4 shall survive repayment of the Loans, cancellation of the Notes or any termination of this Agreement.

                  (b) In consideration of, and as a condition to, the Company's undertakings in Section 6.4(a), each Bank other than a Bank that is organized and existing under the laws of the United States of America or any State thereof (a "Non-U.S. Bank") agrees to execute and deliver to the Agent at its Payment Office for delivery to the Company, before the first scheduled payment date in each year, (i) to the extent it acts for its own account with respect to any portion of any sums paid or payable to such Non-U.S. Bank under this Agreement, two original copies of

                                Credit Agreement

United States Internal Revenue Service Forms W-8BEN, W-8ECI or W-8EXP (or any successor forms), as appropriate, properly completed and duly executed by such Non-U.S. Bank, and claiming complete exemption from withholding and deduction of United States Federal Taxes, and (ii) to the extent it does not act or has ceased to act for its own account with respect to any portion of any sums paid or payable to such Bank under this Agreement (for example, in the case of a typical Participation by such Non-U.S. Bank), (1) for the portion of any such sums paid or payable with respect to which such Non-U.S. Bank acts for its own account, two original copies of the forms or statements required to be provided by such Non-U.S. Bank under subsection (i) of this Section 6.4(b), properly completed and duly executed by such Non-U.S. Bank and claiming complete exemption from withholding and deduction of United States Federal Taxes, and (2) for the portion of any such sums paid or payable with respect to which such Non-U.S. Bank does not act or has ceased to act for its own account, two original copies of United States Internal Revenue Service Form W-8IMY (or any successor forms), properly completed and duly executed by such Non-U.S. Bank, together with any information, if any, such Non-U.S. Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder. Each Bank hereby (i) represents and warrants to the Company that, at the date of this Agreement, or at the time such Bank becomes a Bank hereunder, it is entitled to receive payments of principal and interest hereunder without deduction for or on account of any Taxes imposed by the United States of America or any political subdivision thereof, and (ii) acknowledges that in the event that after the date of this Agreement or after the date that a Bank becomes a Bank hereunder, such Bank is no longer entitled to receive payments or principal and interest hereunder without deduction for or on account of any Taxes imposed by the United States of America or any political subdivision thereof, such Bank will be subject to removal pursuant to Section 13.8 hereof.

                  (c) Each Non-U.S. Bank hereby agrees, from time to time after the initial delivery by such Non-U.S. Bank of any forms or other information pursuant to Section 6.4(b), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Non-U.S. Bank shall promptly (and in all events, prior to the next applicable payment date), deliver to the Agent at the Payment Office for delivery to the Company two original copies of any renewal, amendment or additional or successor forms, properly completed and duly executed by such Non-U.S. Bank, together with any other certificate or statement of exemption required by applicable law or regulation in order to (i) confirm or establish such Non-U.S. Bank's complete exemption from withholding and deduction of United States Federal Taxes with respect to payments to such Bank under this Agreement or (ii) in the case of a change in law after the date on which such Non-U.S. Bank became a Bank hereunder that results in a withholding or deduction of United States Federal Taxes on payments hereunder to such Non-U.S. Bank, establish the status of such Non-U.S. Bank as other than a United States person for United States Federal tax purposes and, to the extent entitled under an applicable treaty or other law, claim the benefit of a reduced rate of withholding and deduction of United States Federal Taxes with respect to any such payments under an applicable tax treaty of the United States, or (iii) if applicable, confirm or establish that such Non-U.S. Bank does not act for its own account with respect to any portion of any such payments.

                  (d) If the Company determines in good faith that a reasonable basis exists for

                                Credit Agreement
contesting a Covered Tax with respect to which the Company has paid an additional amount under this Section 6.4, the Agent and the Banks, as applicable, shall, subject to Section 6.4(f), cooperate with the Company in challenging such Covered Tax at the Company's expense if requested by the Company (it being understood and agreed that neither the Agent nor any Bank shall have any obligation to contest, or any responsibility for contesting, any
Tax). If the Agent or a Bank has actual knowledge that it is entitled to receive a refund (whether by way of a direct payment or by clearly identifiable offset to an amount otherwise owed to the relevant taxing authority) in respect of a Covered Tax with respect to which the Company has paid an additional amount under this Section 6.4, it shall promptly notify the Company of the availability of such refund (unless it was made aware of such refund by the Company) and shall, within 30 days after the receipt of a request from the Company, apply for such refund at the Company's expense. If the Agent or any Bank receives a refund (whether by way of a direct payment or by clearly identifiable offset to an amount otherwise owed to the relevant taxing authority) of any Covered Tax with respect to which the Company has paid an additional amount under this Section
6.4 which, in the reasonable good faith judgment of the Agent or such Bank, as the case may be, is allocable to such payment made under this Section 6.4, the amount of such refund (together with any interest received thereon) shall be paid to the Company, but only to the extent of the additional amounts received from the Company, provided that, in the case of a Covered Tax the Company was required to deduct and withhold under this Section 6.4, the Company deducted and withheld such Covered Tax in full as and when required pursuant to this Section 6.4, provided further, that if such refund subsequently becomes unavailable or must be returned, this will be treated as a Covered Tax indemnifiable under this
Section 6.4.

                  (e) Each Bank that is organized and existing under the laws of the United States of America or any State thereof (a "U.S. Bank") agrees to execute and deliver to the Agent at the Payment Office for delivery to the Company, on or before the date of this Agreement or on or before the date such Bank becomes a Bank hereunder and on or before the date on which such Bank ceases to act for its own account with respect to the applicable portion of any sums paid or payable to such U.S. Bank and before the first scheduled payment date in each subsequent year a copy of United States Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such U.S. Bank, and claiming that it is organized and existing under the laws of the United States of America or any State thereof.

                  (f) Nothing contained in this Section 6.4 shall require any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

                  (g) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to receipt of additional amounts pursuant to this Section
6.4 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such amounts and will not, in such Bank's sole discretion, be otherwise disadvantageous to such Bank.

                  SECTION 7. INCREASED COSTS AND SPECIAL PROVISIONS FOR ABSOLUTE
                             RATE LOANS AND LIBOR RATE LOANS.

                                Credit Agreement

                  Section 7.1. Increased Costs. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                  (A) shall subject any Bank (or any Funding Office of such Bank) to any tax, duty or other charge with respect to its LIBOR Rate Loans, its Notes or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payments to any Bank (or any Funding Office of such Bank) of the principal of or interest on its LIBOR Rate Loans or any other amounts due under this Agreement in respect of its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Funding Office imposed by any Governmental Authority of the country in which such Bank is incorporated or in which such Bank's Funding Office is located);

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of additional interest pursuant to
         Section 4.1), special deposit, assessment (including any assessment for insurance of deposits) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Funding Office of such Bank); or

                  (C) shall impose on any Bank (or any Funding Office of such Bank) any other condition affecting its LIBOR Rate Loans, its Notes or its obligation to make or maintain LIBOR Rate Loans;

and the result of any of the foregoing is to increase the cost to (or to impose an additional cost on) such Bank (or any Funding Office of such Bank) of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or such Bank's Funding Office) under this Agreement or under its Notes with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction (without duplication of any amounts which have been paid or reimbursed).

                  (b) If, after the date hereof, any Bank shall determine that the adoption, effectiveness or phase-in of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank or

                                Credit Agreement
any Person controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any Person controlling such Bank as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy), then, from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

                  (c) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 7.1 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

                  Section 7.2. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to the Loan Period for any LIBOR Rate Loan:

                  (a) the Telerate Page is not available and the Agent is advised by two or more Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to such Reference Banks in the relevant market for such Loan Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that, by reason of circumstances affecting the LIBOR market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

                  (b) the Required Banks advise the Agent that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to such Required Banks of maintaining or funding LIBOR Rate Loans for such Loan Period, or that the making or funding of LIBOR Rate Loans has become impracticable as a result of an event occurring after the date of this Agreement which in such Required Banks' opinion materially affects LIBOR Rate Loans, then (i) the Agent shall promptly notify the other parties thereof and (ii) so long as such circumstances shall continue, no Bank shall be under any obligation to make any LIBOR Rate Loan.

                  Section 7.3. Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or in the interpretation of applicable laws or regulations by any Governmental Authority or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of such Bank raise a substantial question as to whether it is) unlawful for a Bank to make, maintain or fund any LIBOR Rate Loan, then (a) such Bank shall promptly notify each of the other parties hereto, (b) upon the effectiveness of such event and so long as such unlawfulness shall continue, the obligation of such Bank to make LIBOR Rate Loans shall be suspended and any request by the Company for LIBOR Rate Loans shall, as to such Bank, be deemed to be a request for a Base Rate Loan, if said LIBOR Rate Loan is a Committed Loan, or an Absolute Rate Loan, if said LIBOR Rate Loan is a Bid Loan and (c) on the last day of the

                                Credit Agreement
current Loan Period for such Bank's LIBOR Rate Loans (or, in any event, if such Bank so requests on such earlier date as may be required by the relevant law, regulation or interpretation) such Bank's Loans which are LIBOR Rate Loans shall cease to be maintained as LIBOR Rate Loans and shall thereafter bear interest at a floating rate per annum equal to the Base Rate, if said LIBOR Rate Loan is a Committed Loan, or at an Absolute Rate, which Absolute Rate shall be the LIBOR Rate in effect during such Loan Period, if said LIBOR Rate Loan is a Bid Loan. If at any time the event giving rise to such unlawfulness shall no longer exist, then such Bank shall promptly notify the Company and the Agent.

                  Section 7.4. Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Rate Loan or Absolute Rate
Loan), as reasonably determined by such Bank, as a result of (a) any payment or mandatory or voluntary prepayment (including, without limitation, any payment pursuant to Section 7.3 or any payment resulting from acceleration) of any LIBOR Rate Loan or Absolute Rate Loan of such Bank on a date other than the last day of the Loan Period for such Loan or (b) any failure of the Company to borrow any Loans on the originally scheduled Funding Date specified therefor pursuant to this Agreement (including, without limitation, any failure to borrow resulting from any failure to satisfy the conditions precedent to such borrowing). For this purpose, all notices to the Agent pursuant to this Agreement (including, without limitation, all acceptances of Bids) shall be deemed to be irrevocable.

                  Section 7.5. Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary (but subject to Section 7.1(c)), each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each LIBOR Rate Loan or Absolute Rate Loan during the Loan Period for such Loan through the purchase of deposits having a maturity corresponding to such Loan Period and bearing an interest rate equal to the rate borne by such Loan for such Loan Period.

                  Section 7.6. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to this Section 7 shall be conclusive absent demonstrable error, and each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to
Section 7.1 or 7.4. The provisions of this Section 7 shall survive termination of this Agreement and payment of the Loans.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES.

                  To induce the Banks to enter into this Agreement and to make Loans hereunder, the Company hereby makes the following representations and warranties to the Agent and the Banks, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the disbursement of the initial Loans hereunder:

                                Credit Agreement

                  Section 8.1. Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California; each corporate Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; each other Subsidiary (if any) is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary has the power to own its property and to carry on its business as now being conducted and is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

                  Section 8.2. Authorization; Consents; No Conflict. The execution and delivery by the Company of this Agreement and the Notes, the borrowings hereunder and the performance by the Company of its obligations under this Agreement and the Notes (a) are within the corporate powers of the Company,
(b) have been duly authorized by all necessary corporate action on the part of the Company, (c) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions and licenses (if any shall be required) from Governmental Authorities and other Persons, except for any such approvals, authorizations, consents, registrations, notices, exemptions or licenses non-receipt of which could not reasonably be expected to have a Material Adverse Effect, (d) do not and will not contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound,
(iii) the charter, by-laws or other organizational documents of the Company or any Subsidiary or (iv) any provision of any agreement or instrument binding on the Company or any Subsidiary, or any agreement or instrument of which the Company is aware affecting the properties of the Company or any Subsidiary, except with respect to (i), (ii) and (iv) above, for any such contravention or conflict which could not reasonably be expected to have a Material Adverse Effect and (e) do not and will not result in or require the creation or imposition of any Lien on any of the Company's or its Subsidiaries' properties.

                  Section 8.3. Validity and Binding Nature. This Agreement is, and the Notes (if any) when duly executed and delivered will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 8.4. Financial Statements. The Company's audited consolidated financial statements as at December 31, 2002, and unaudited consolidated financial statements as at June 30, 2003, a copy of each of which has been furnished to each Bank, have been prepared in conformity with generally accepted accounting principles in the United States of America applied on a basis consistent with that of the preceding fiscal year subject, in the case of unaudited financial statements, to changes resulting from audit and year-end adjustments and fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the year then ended.

                  Section 8.5. Litigation and Contingent Liabilities. All Litigation Actions, taken

                                Credit Agreement
as a whole, could not reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such Litigation Actions or provided for or disclosed in the financial statements referred to in Section 8.4, neither the Company nor any Subsidiary has any contingent liabilities which are material to the business, credit, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  Section 8.6. Employee Benefit Plans. Each employee benefit plan (as defined in Section 3(3) of ERISA) maintained or sponsored by the Company or any Subsidiary complies in all material respects with all applicable requirements of law and regulations. During the twelve-consecutive-month period prior to the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Plan and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) no Reportable Event has occurred with respect to any Plan and (iii) neither the Company nor any ERISA Affiliate has either withdrawn or instituted steps to withdraw from any Multiemployer Plan, except in any such case for actions which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred in connection with any Plan which could reasonably be expected to result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty (imposed by Section 4975 of the Code or Section 502(i) of ERISA or otherwise). Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any Multiemployer Plan as to which the potential withdrawal liability based upon the most recent actuarial report could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has any material contingent liability with respect to any post retirement benefit under an employee welfare benefit plan (as defined in section 3(i) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                  Section 8.7. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  Section 8.8. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 8.9. Regulation U. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                  Section 8.10. Information. (a) All information with respect to the Company contained in the September, 2003 memorandum furnished by the Agent to the Banks and all information heretofore furnished by the Company to the Agent or any Bank is, to the best of the Company's knowledge after due inquiry, true and accurate in every material respect as of the date thereof, and none of such information contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading.

                                Credit Agreement

                  (b) All information furnished by the Company to the Agent or any Bank on and after the date hereof shall be, to the best of the Company's knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information not misleading.

                  Section 8.11. Compliance with Applicable Laws, etc. The Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (including, without limitation, ERISA and all applicable environmental laws), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under any agreement or instrument to which the Company or such Subsidiary is a party or by which it or any of its properties or assets is bound, which default could reasonably be expected to have a Material Adverse Effect on the business, credit, operations or financial condition of the Company and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

                  Section 8.12. Insurance. Each of the Company and each Subsidiary maintains, or, in the case of any property owned by the Company or any Subsidiary and leased to lessees, has contractually required such lessees to maintain, insurance with financially sound and reputable insurers to such extent and against such hazards and liabilities as is commonly maintained, or caused to be maintained, as the case may be, by companies similarly situated.

                  Section 8.13. Taxes. Each of the Company and each Subsidiary has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles have been established and except where failure to pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

                  Section 8.14. Use of Proceeds. The proceeds of the Loans will be used by the Company for general corporate purposes.

                  Section 8.15. Pari Passu. All obligations and liabilities of the Company hereunder shall rank at least equally and ratably (pari passu) in priority with all other unsubordinated, unsecured obligations of the Company to any other creditor.

                  SECTION 9. COVENANTS.

                  Until the expiration or termination of the Commitments, and thereafter until all obligations of the Company hereunder and under the Notes are paid in full, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

                  Section 9.1. Reports, Certificates and Other Information. Furnish to the Agent with sufficient copies for each Bank which the Agent shall promptly furnish to each Bank:

                                Credit Agreement

                  9.1.1. Audited Financial Statements. As soon as available, and in any event within 95 days after each fiscal year of the Company, a copy of the audited financial statements and annual audit report of the Company and its Subsidiaries for such fiscal year prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America and certified by PricewaterhouseCoopers LLP or by another independent certified public accountant of recognized national standing selected by the Company and satisfactory to the Required Banks.

                  9.1.2. Interim Reports. As soon as available, and in any event within 50 days after each quarter (except the last quarter) of each fiscal year of the Company, a copy of the unaudited financial statements of the Company and its Subsidiaries for such quarter prepared in a manner consistent with the audited financial statements referred to in Section 9.1.1, signed by the Company's chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

                  9.1.3. Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Section 9.1, a certificate of the Company dated the date of delivery of such annual report or such quarterly statements and signed by the Company's chief financial officer, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 9.

                  9.1.4. Certain Notices. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or the Subsidiary affected with respect thereto:

                           (i) the occurrence of an Event of Default or an
                  Unmatured Event of Default;

                           (ii) the institution of any Litigation Action;
                  provided, that the Company need not give notice of any new Litigation Action unless such Litigation Action, together with all other pending Litigation Actions, could reasonably be expected to have a Material Adverse Effect;

                           (iii) the entry of any judgment or decree against the
                  Company or any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against the Company and all Subsidiaries exceeds $50,000,000 after deducting (i) the amount with respect to which the Company or any Subsidiary is insured and with respect to which the insurer has not denied coverage in writing and (ii) the amount for which the Company or any Subsidiary is otherwise indemnified if the

                                Credit Agreement
                  terms of such indemnification are satisfactory to the Agent and the Required Banks;

                           (iv) the occurrence of a Reportable Event with
                  respect to any Plan; the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare benefits; or the failure of the Company or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA; provided, however, that no notice shall be required of any of the foregoing unless the circumstance could reasonably be expected to have a Material Adverse Effect; or

                           (v) the occurrence of a material adverse change in
                  the business, credit, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  9.1.5. SEC Filings. Promptly after the filing or making thereof, copies of all 8-K's (other than 8-K's relating solely to the issuance by the Company of securities pursuant to an effective registration statement), 10-Q's, 10-K's, and other material reports or registration statements filed by the Company or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission.

                  9.1.6. Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

                  Section 9.2. Existence. Maintain and preserve, and, subject to the proviso in Section 9.9, cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time, except as may be determined by the Board of Directors of the Company in good faith that a Subsidiary that is not necessary or material to the business of the Company in its ordinary course as conducted from time to time.

                  Section 9.3. Nature of Business. Subject to Section 9.2, engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof.

                  Section 9.4.  Books, Records and Access.

                  (a) Maintain, and cause each Subsidiary to maintain, complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles in the United States of America shall be made of all dealings and transactions in relation to its respective business and activities.

                                Credit Agreement

                  (b) Permit, and cause each Subsidiary to permit, access by the Agent and each Bank to the books and records of the Company and such Subsidiary during normal business hours, and permit, and cause each Subsidiary to permit, the Agent and each Bank to make copies of such books and records upon reasonable notice and as often as may be reasonably requested.

                  Section 9.5. Insurance. Maintain, and cause each Subsidiary to maintain, such insurance as is described in Section 8.12.

                  Section 9.6. Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its material properties in good repair, working order and condition, ordinary wear and tear excepted. In the case of properties leased by the Company or any Subsidiary to lessees, the Company may satisfy its obligations related to such properties under the previous sentence by contractually requiring, or by causing each Subsidiary to contractually require, such lessees to perform such obligations.

                  Section 9.7. Taxes. Pay or cause to be paid, and cause each Subsidiary to pay, or cause to be paid, prior to the imposition of any penalty or fine, all of its Taxes, unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting any such Taxes in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles in the United States of America, except where failure to pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

                  Section 9.8. Compliance. Comply, and cause each Subsidiary to comply with all statutes (including without limitation ERISA) and governmental rules and regulations applicable to it except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  Section 9.9. Sale of Assets. Not, and not permit any Subsidiary to, transfer, convey, lease (except for in the ordinary course of business) or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; provided, however, that any Wholly-owned Subsidiary may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Company or another Wholly-owned Subsidiary if immediately thereafter and after giving effect thereto no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                  Section 9.10. Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio. Not permit the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth to exceed 600% on and as of the last day of any fiscal year or 650% at any other time.

                  Section 9.11. Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio on the last day of any quarter of any fiscal year of the Company to be less than 110%.

                  Section 9.12. Consolidated Tangible Net Worth. Not permit the Company's

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Consolidated Tangible Net Worth to be less than $3,500,000,000 minus, to the extent included in the calculation of Consolidated Tangible Net Worth, other comprehensive income of the Company and its Subsidiaries (or, in the case of a comprehensive income deficit, plus the amount of such deficit) plus 50% of (a) the cumulative net income (but without deduction for cumulative net losses) of the Company and its Subsidiaries since December 31, 2002 determined on a consolidated basis in accordance with United States of America generally accepted accounting principles, (b) the cumulative equity capital contributions from AIG or any of its direct or indirect Subsidiaries since December 31, 2002 and (c) the net proceeds from the sale of preferred stock, in each case for the period from December 31, 2002 to and including the date of any determination hereunder.

                  Section 9.13. Restricted Payments. Not declare or pay any dividends whatsoever or make any distribution on any capital stock of the Company (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Company), and not, and not permit any Subsidiary to, make any payment to acquire or retire shares of capital stock of the Company, in each case at any time when (i) an Event of Default as described in
Section 11.1 has occurred and is continuing and there are Loans outstanding hereunder or (ii) an Event of Default as described in Section 11.1.1 has occurred and is continuing and there are no Loans outstanding hereunder; provided, however, that notwithstanding the foregoing, this Section 9.13 shall not prohibit (x) the payment of dividends on any of the Company's market auction preferred stock that was sold to the public pursuant to an effective registration statement under the Securities Act of 1933 or (y) the payment of dividends within 30 days of the declaration thereof if such declaration was not prohibited by this Section 9.13.

                  Section 9.14. Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien upon or with respect to any of its properties or assets of any kind, now owned or hereafter acquired, or on any income or profits therefrom, except for

                  (a) Liens existing on the date hereof that are reflected in the financial statements of the Company dated prior to the date hereof;

                  (b) Liens to secure the payment of all or any part of the purchase price of any property or assets or to secure any Indebtedness incurred by the Company or a Subsidiary to finance the acquisition of any property or asset. For the avoidance of doubt, Liens securing Indebtedness relating to ECA Financings or Eximbank financings shall be permitted hereunder;

                  (c) Liens securing the Indebtedness of a Subsidiary owing to the Company or to a Wholly-owned Subsidiary;

                  (d) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary; provided, that any such Lien shall not extend to or cover any assets or properties of the Company or such Subsidiary owned by the Company or such Subsidiary prior to such merger,

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         consolidation, purchase, lease or acquisition, unless otherwise permitted under this Section 9.14;

                  (e) leases, subleases or licenses granted to others in the ordinary and usual course of the Company's business;

                  (f) easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                  (g) banker's Liens arising, other than by contract, in the ordinary and usual course of the Company's business;

                  (h) Liens incurred or deposits made in the ordinary course of business in connection with surety and appeal bonds, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided, however, that the obligation so secured is not overdue or is being contested in good faith and by appropriate proceedings diligently pursued;

                  (i) any replacement or successive replacement in whole or in part of any Lien referred to in the foregoing clauses (a) to (h), inclusive; provided, however, that the principal amount of any Indebtedness secured by the Lien shall not be increased and the principal repayment schedule and maturity of such Indebtedness shall not be extended and (i) such replacement shall be limited to all or a part of the property which secured the Lien so replaced (plus improvements and construction on such property) or (ii) if the property which secured the Lien so replaced has been destroyed, condemned or damaged and pursuant to the terms of the Lien other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

                  (j) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default hereunder;

                  (k) carrier's, warehouseman's, mechanic's, landlord's and materialmen's Liens, Liens for Taxes, assessments and other governmental charges and other Liens arising in the ordinary course of business, securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are either not overdue or are being contested in good faith and by appropriate proceedings diligently pursued; and

                  (l) other Liens securing Indebtedness of the Company or any Subsidiary in an

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         aggregate amount which, together with all other outstanding Indebtedness of the Company and the Subsidiaries secured by Liens not listed in clauses (a) through (k) of this Section 9.14, does not at the time exceed 12.5% of the Consolidated Tangible Net Assets of the Company as shown on its audited consolidated financial statements as of the end of the fiscal year preceding the date of determination.

                  Section 9.15. Use of Proceeds. Not permit any proceeds of the Loans to be used, either directly or indirectly,

                  (a) for the payment of any dividend or for the repurchase of any of the Company's equity securities;

                  (b) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time;

                  (c) for the purpose, whether immediate, incidental or ultimate, of acquiring directly or indirectly any of the outstanding shares of voting stock of any corporation which (i) has announced that it will oppose such acquisition or (ii) has commenced any litigation which alleges that any such acquisition violates, or will violate, applicable law; or

                  (d) for any other purpose except for general corporate purposes.

                  SECTION 10. CONDITIONS TO LENDING.

                  Section 10.1. Conditions Precedent to All Loans. Each Bank's obligation to make each Loan is subject to the following conditions precedent:

                  10.1.1. No Default. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan, (b) the representations and warranties contained in Section 8 are true and correct in all material respects as of the date of such requested Loan, with the same effect as though made on the date of such Loan (it being understood that each request for a Loan shall automatically constitute a representation and warranty by the Company that, as at the requested date of such Loan, (x) all conditions under this Section 10.1.1 shall be satisfied and (y) after the making of such Loan the aggregate principal amount of all outstanding Loans will not exceed the Aggregate Commitment).

                  10.1.2. Documents. The Agent shall have received (a) a certificate signed by an Authorized Officer of the Company as to compliance with Section 10.1.1, which requirement shall be deemed satisfied by the submission of a properly completed Notice of Competitive Bid Borrowing or Committed Loan Request and (b) such other documents as the Agent may reasonably request in support of such Loan.

                  10.1.3. Litigation. No Litigation Action not disclosed in writing by the Company to the Agent and the Banks prior to the date of the last previous Loan hereunder (or, in

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         the case of the initial Loan, prior to the date of execution and delivery of this Agreement) ("New Litigation") has been instituted and no development not so disclosed has occurred in any other Litigation Action ("Existing Litigation"), unless the resolution of all New Litigation and Existing Litigation against the Company and its Subsidiaries could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 10.2. Conditions to the Availability of the Commitments. The obligations of each Bank hereunder are subject to the satisfaction of each of the following conditions precedent, and the Banks' Commitments shall not become available until the date on which the Agent has determined that each of the following conditions precedent shall have been satisfied or, to the extent not so satisfied, waived in writing by the Required Banks (the "Closing Date"):

                10.2.1. Revolving Credit Agreement. The Agent shall have received this Agreement duly executed and delivered by each of the Banks and the Company and each of the Banks shall have received a fully executed Committed Note and a fully executed Bid Note, if such Notes are requested by any Bank pursuant to Section 12.9.

                10.2.2. Evidence of Corporate Action. The Agent shall have received certified copies of all corporate actions taken by the Company to authorize this Agreement and the Notes.

                10.2.3. Incumbency and Signatures. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement to be executed by the Company, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

                10.2.4. Good Standing Certificates. The Agent shall have received such good standing certificates of state officials with respect to the incorporation of the Company, or other matters, as the Agent or the Banks may reasonably request.

                10.2.5. Opinions of Company Counsel. The Agent shall have received favorable written opinions of O'Melveny & Myers LLP, counsel for the Company, in substantially the form of Exhibit G, and the General Counsel of the Company, in substantially the form of Exhibit H.

                10.2.6. Opinion of Agent's Counsel. The Agent shall have received a favorable written opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Agent, with respect to documents received by the Agent and the Banks and such legal matters as the Agent reasonably may require.

                10.2.7. Other Documents. The Agent shall have received such other certificates and documents as the Agent or the Banks reasonably may require.

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                10.2.8. Fees. The Agent shall have received for the account of the Agent the Agent's fees payable to the Funding Date pursuant to
         Section 4.6 hereof.

                10.2.9. Material Adverse Change. The Agent shall have received a certificate of the Company's chief financial officer confirming that since the date of the audited financial statements identified in
         Section 8.4 hereof, there shall not have occurred any material adverse change in the business, credit, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                10.2.10. Termination of Revolving Credit Facility. The Company shall have paid all amounts owing and otherwise satisfied and discharged all of its obligations arising under the $1,000,000,000 Amended and Restated 3-Year Credit Agreement, dated as of January 17, 2002, among the Company, Citicorp USA, Inc., as administrative agent therein and the banks named therein, and such agreement shall have been terminated and be of no further force and effect, evidence of which shall have been made available to the Agent.

                  SECTION 11. EVENTS OF DEFAULT AND THEIR EFFECT.

                  Section 11.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                11.1.1. Non-Payment of the Loans, etc. Default in the payment when due of any principal of any Loan or default and continuance thereof for three Business Days, in the payment when due of any interest on any Loan, any fees or any other amounts payable by the Company hereunder.

                11.1.2. Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal of, interest on or fees incurred in connection with any other Indebtedness of, or Guaranteed by, the Company or any Significant Subsidiary (except
         (i) any such Indebtedness of any Subsidiary to the Company or to any other Subsidiary and (ii) any Indebtedness hereunder) and, if a default in the payment of interest or fees, continuance of such default for five days, in the case of interest, or 30 days, in the case of fees, or default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default (subject to any applicable grace period) is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; provided, however, that the aggregate principal amount of all Indebtedness as to which there has occurred any default as described above shall equal or exceed $50,000,000.

                11.1.3. Bankruptcy, Insolvency, etc. The Company or any Significant Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Significant Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for

                                Credit Agreement
         the Company or such Significant Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Significant Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Company or any of its Significant Subsidiaries which is not released within 60 days of service; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Significant Subsidiary), is commenced in respect of the Company or any Significant Subsidiary, and, if such case or proceeding is not commenced by the Company or such Significant Subsidiary it is consented to or acquiesced in by the Company or such Significant Subsidiary or remains for 60 days undismissed; or the Company or any Significant Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                11.1.4. Non-Compliance with this Agreement. Failure by the Company to comply with or to perform any of the Company's covenants herein or any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 11.1) and continuance of such failure for 60 days (or, if the Company failed to give notice of such noncompliance or nonperformance pursuant to Section 9.1.4 within one Business Day after obtaining actual knowledge thereof, 60 days less the number of days elapsed between the date the Company obtained such actual knowledge and the date the Company gives the notice pursuant to Section 9.1.4, but in no event less than one Business Day) after notice thereof to the Company from the Agent, any Bank, or the holder of any Note.

                11.1.5. Representations and Warranties. Any representation or warranty made by the Company herein is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, or other writing furnished by the Company to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or any certification made or deemed made by the Company to the Agent or any Bank is untrue or misleading in any material respect on or as of the date made or deemed made.

                11.1.6. Employee Benefit Plans. The occurrence of any of the following events, provided that such event would reasonably be expected to require payment by the Company or a Subsidiary of an amount in excess of $10,000,000: (i) the institution by the Company or any ERISA Affiliate of steps to terminate any Plan, (ii) the institution by the PBGC of steps to terminate any Plan; or (iii) a contribution failure occurs with respect to a Plan sufficient to give rise to a lien under
         Section 302(f) of ERISA securing an amount in excess of $10,000,000.

                11.1.7. Litigation. There shall be entered against the Company or any Subsidiary one or more judgments or decrees in excess of $50,000,000 in the aggregate at any one time outstanding for the Company and all Subsidiaries and all such judgments or decrees

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         shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, excluding those judgments or decrees for and to the extent to which the Company or any Subsidiary
         (i) is insured and with respect to which the insurer has not denied coverage in writing or (ii) is otherwise indemnified if the terms of such indemnification are satisfactory to the Required Banks.

                11.1.8. Change of Ownership. AIG shall cease to own beneficially, directly or indirectly, at least 51% of all of the outstanding shares of the common stock of the Company.

                  Section 11.2. Effect of Event of Default. If any Event of Default described in Section 11.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind; and, in the case of any other Event of Default, the Agent may, and upon written request of the Required Banks shall, declare the Commitments (if they have not theretofore terminated) to be terminated and all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind. The Agent shall promptly advise the Company and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration.

                  SECTION 12. THE AGENT.

                  Section 12.1. Authorization. Each Bank and the holder of each Loan or interest therein authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein and in any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. Subject to the provisions of Section 12.3, the Agent will take such action permitted by any agreement delivered in connection with this Agreement as may be requested in writing by the Required Banks or if required under Section 13.1, all of the Banks. The Agent shall promptly remit in immediately available funds to each Bank or other holder its share of all payments received by the Agent for the account of such Bank or holder, and shall promptly transmit to each Bank (or share with each Bank the contents of) each notice it receives from the Company pursuant to this Agreement.

                  Section 12.2. Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company), ratably according to their respective Percentages, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses which may at any time (including, without limitation, at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment to the Agent of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses resulting from the Agent's or its employees' or agents' gross negligence or willful misconduct. Without limiting the foregoing, subject to Section 13.5 each

                                Credit Agreement

Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any amendments or supplements hereto or thereto to the extent that the Agent is not reimbursed for such expenses by the Company. All obligations provided for in this Section 12.2 shall survive repayment of the Loans, cancellation of the Notes or any termination of this Agreement.

                  Section 12.3. Action on Instructions of the Required Banks. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions from (i) the Required Banks, except for instructions which under the express provisions hereof must be received by the Agent from all Banks and (ii) in the case of such instructions, from all Banks. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agent and the Banks is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any holder of a Loan or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein.

                  Section 12.4. Payments. (a) The Agent shall be entitled to assume that each Bank has made its Loan available in accordance with Section 2.3 or Section 3.2(c), as applicable, unless such Bank notifies the Agent at its Notice Office prior to 11:00 a.m., New York City time, on the Funding Date for such Loan that it does not intend to make such Loan available, it being understood that no such notice shall relieve such Bank of any of its obligations under this Agreement. If the Agent makes any payment to the Company on the assumption that a Bank has made the proceeds of such Loan available to the Agent but such Bank has not in fact made the proceeds of such Loan available to the Agent, such Bank shall pay to the Agent on demand an amount equal to the amount of such Bank's Loan, together with interest thereon for each day that elapses from and including such Funding Date to but excluding the Business Day on which the proceeds of such Bank's Loan become immediately available to the Agent at its Payment Office prior to 12:00 Noon, New York City time, at the Federal Funds Rate for each such day, based upon a year of 360 days. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 12.4(a) shall be conclusive absent demonstrable error. If the proceeds of such Bank's Loan are not made available to the Agent at its Payment Office by such Bank within three Business Days of such Funding Date, the Agent shall be entitled to recover such amount upon two Business Days' demand from the Company, together with interest thereon for each day that elapses from and including such Funding Date to but excluding the Business Day on which such proceeds become immediately available to the Agent prior to 12:00 Noon, New York City time, (i) in the case of a Bid Loan, at the rate per annum applicable thereto and (ii) in the case of a Committed Loan, at the rate per annum applicable to Base Rate Loans hereunder, in either case based upon a year of 360 days. Nothing in this paragraph (a) shall relieve any Bank of any obligation it may have hereunder to make any Loan or prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

                                Credit Agreement

                  (b) The Agent shall be entitled to assume that the Company has made all payments due hereunder from the Company on the due date thereof unless it receives notification prior to any such due date from the Company that the Company does not intend to make any such payment, it being understood that no such notice shall relieve the Company of any of its obligations under this Agreement. If the Agent distributes any payment to a Bank hereunder in the belief that the Company has paid to the Agent the amount thereof but the Company has not in fact paid to the Agent such amount, such Bank shall pay to the Agent on demand (which shall be made by facsimile or personal delivery) an amount equal to the amount of the payment made by the Agent to such Bank, together with interest thereon for each day that elapses from and including the date on which the Agent made such payment to but excluding the Business Day on which the amount of such payment is returned to the Agent at its Payment Office in immediately available funds prior to 12:00 Noon, New York City time, at the Federal Funds Rate for each such day, based upon a year of 360 days. If the amount of such payment is not returned to the Agent in immediately available funds within three Business Days after demand by the Agent, such Bank shall pay to the Agent on demand an amount calculated in the manner specified in the preceding sentence after substituting the term "Base Rate" for the term "Federal Funds Rate". A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 12.4(b) shall be conclusive absent demonstrable error.

                  Section 12.5. Exculpation. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any Note, security agreement, schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Note or any other instrument or document delivered hereunder or in connection herewith, (ii) be deemed to have knowledge of an Event of Default or Unmatured Event of Default until after having received actual notice thereof from the Company or a Bank,
(iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

                  Section 12.6. Credit Investigation. Each Bank acknowledges, and shall cause each Assignee or Participant to acknowledge in its assignment or participation agreement with such Bank, that it has (i) made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had the Loans been made directly by such Bank or other applicable Person to the Company without the intervention of the Agent or any other Bank and (ii) independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made and will continue to make its own credit analysis and decisions relating to this Agreement. Each Bank agrees and acknowledges, and shall cause each Assignee or Participant to agree and acknowledge in its assignment or participation agreement with such Bank, that the Agent makes

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no representations or warranties about the creditworthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note.

                  Section 12.7. CUSA and Affiliates. CUSA and each of its successors as Agent shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and CUSA and any such successor and its Affiliates may accept deposits from, lend money to and generally engage, and continue to engage, in any kind of business with the Company or any Affiliate thereof as if CUSA or such successor were not the Agent hereunder.

                  Section 12.8. Resignation. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Banks. In the event of any such resignation, Banks having an aggregate Percentage of more than 50% shall as promptly as practicable appoint a successor Agent from among the Banks reasonably acceptable to the Company (no such acceptance being required if an Event of Default has occurred and is continuing). If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the Banks reasonably acceptable to the Company (no such acceptance being required if an Event of Default has occurred and is continuing), which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  Section 12.9. The Register; the Notes.

                  (a) The Agent, acting on behalf of the Company, shall maintain a register for the inscription of the names and addresses of Banks and the Commitments and Loans of each Bank from time to time (the "Register"). The Company, the Banks, and the Agent may treat each Person whose name is inscribed in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Agent, or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (b) The Agent shall inscribe in the Register the Commitments and the Bid Loans and Committed Loans from time to time of each Bank, the amount of each Bank's participation in outstanding Bid Loans and Committed Loans and each repayment or prepayment in respect of the principal amount of the Bid Loans and Committed Loans of each Bank, the principal amount owing from time to time by the Company in respect of each Bid Loan and each Committed Loan to each Bank of such Loans and the dates on which the Loan Period for each such Loan shall begin and end. Any such inscription shall be conclusive and binding on the Company and each

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Bank, absent manifest or demonstrable error; provided that failure to make any such inscription, or any error in such inscription, shall not affect any of the Company's obligations in respect of the applicable Loans. The inscription in the Register of the principal amount owing from time to time by the Company in respect of each Loan shall constitute an unconditional and irrevocable covenant by the Company in favor of the Person whose name is so inscribed as the Bank in respect of such Loan that the Company will make all payments of principal and interest in respect of the Loan in accordance with this Agreement, make all other payments required by this Agreement to be made by it in respect of such Loan and otherwise perform all of its obligations under this Agreement in full and by the due date.

                  (c) Each Bank shall record on its internal records the amount of each Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Bank's records, the inscriptions in the Register shall govern, absent manifest or demonstrable error.

                  (d) If so requested by any Bank by written notice to the Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, the Company shall execute and deliver to such Bank (and/or, if so specified in such notice, any Person who is an assignee of such Bank pursuant to Section 13.4.1 hereof) promptly after receipt of such notice, a Bid Note or Committed Note, as applicable, substantially in the form of Exhibit D or Exhibit E hereto, respectively.

                  SECTION 13. GENERAL.

                  Section 13.1. Waiver; Amendments. No delay on the part of the Agent, any Bank, or the holder of any Loan in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (i) shall extend (other than in accordance with Section 13.8(a)) or increase the amount of the Commitments, extend the maturity of any Commitment or Loan, change the definition of "Required Banks" or "Percentage" in Section 1, amend or modify Section 4.1, or change any of the defined terms used in Section 4.1, amend or modify Section 4.4, Section 4.5,
Section 4.7, Section 11.1.1, Section 11.1.8, or this Section 13.1 or otherwise change the aggregate Percentage required to effect an amendment, modification, waiver or consent without the written consent of all Banks, (ii) shall modify or waive any of the conditions precedent specified in Section 10.1 for the making of any Loan without the written consent of the Bank which is to make such Loan or (iii) shall extend the scheduled maturity or reduce the principal amount of, or rate of interest on, reduce or waive any fee hereunder or extend the due date for or waive any amount payable under, any Loan without the written consent of the holder of the Commitment or Loan adversely affected thereby. Amendments, modifications, waivers and consents of the type described in

                                Credit Agreement
clause (iii) of the preceding sentence with respect to Bid Loans or Bid Notes may be effected with the written consent of the holder of such Bid Loans or Bid Notes and no consent of any other Bank or other holder shall be required in connection therewith. No provisions of Section 12 shall be amended, modified or waived without the Agent's written consent.

                  Section 13.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be either (x) in writing (including by telecopy, encrypted or unencrypted) or (y) as and to the extent set forth in Section 13.2(b) and in the proviso to this Section 13.2(a), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of telecopy or e-mail notice, when received, addressed to the Company, the Agent, or such Bank (or other holder) at its address shown across from its name on Schedule III hereto or at such other address as it may, by written notice received by the other parties to this Agreement, have designated as its address for such purpose; provided, that notices hereunder shall not be given or made to the Company by e-mail; provided, further, that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.2(a), 3.2(a) or 5.2 shall not be effective until received.

         (b) So long as CUSA or any of its Affiliates is the Agent, the Company shall, if in its reasonable determination it is able to do so, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to this Agreement, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement, (iii) relates to requests for material modifications to this Agreement; (iv) relates to requests for material waivers of any provisions of this Agreement; (v) relates to any material non-public information of the Company; (vi) provides notice of any Event of Default or
(vii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. The Company agrees that the Agent may make the Communications available to the Banks by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission system (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available", and
(iii) neither the Agent nor any of its Affiliates warrants the accuracy or completeness of the Communications, or the adequacy of the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.

                                Credit Agreement

                  (c) Each Bank agrees that Communications may be made available to such Bank as provided above, agrees to provide to the Agent, promptly after the date of this Agreement, an e-mail address for receipt of each notice to such Bank that Communications have been posted on the Platform, and agrees that such notice to such Bank of such posting shall constitute effective delivery of such Communications to such Bank hereunder.

                  Section 13.3. Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, at any time and to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles in the United States of America applied on a basis consistent with those in effect as at the date of the Company's audited financial statements referred to in Section 8.4. If there should be any material change in generally accepted accounting principles in the United States of America after the date hereof which materially affects the financial covenants in this Agreement, the parties hereto agree to negotiate in good faith appropriate revisions of such covenants (it being understood, however, that such covenants shall remain in full force and effect in accordance with their existing terms pending the execution by the Company and the Required Banks of any such amendment).

                  Section 13.4. Assignments; Participations. Each Bank may assign, or sell participations in, its Loans and its Commitment to one or more other Persons in accordance with this Section 13.4 (and the Company consents to the disclosure of any information obtained by any Bank in connection herewith to any actual or prospective Assignee or Participant).

                  Section 13.4.1. Assignments. Any Bank may with the written consents of the Company and the Agent (which consents will not be unreasonably withheld or delayed) at any time assign and delegate to one or more Eligible Assignees (any Person to whom an assignment and delegation is made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of such assigning Bank's Loans and Commitment); each such assignment of a Bank's Commitment shall be in the minimum amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof; provided, that any such Assignee will comply, if applicable, with the provisions contained in the first sentence of Section 6.4(b) and in Section 6.4(c), Section 6.4(d), Section 6.4(e) and Section 6.4(g) and shall be deemed to have made, on the date of the effectiveness of such assignment and delegation, the representation and warranty set forth in the second sentence of Section 6.4(b); and provided, further, that the Company and the Agent shall be entitled to continue to deal solely and directly with such assigning Bank in connection with the interests so assigned and delegated to an Assignee until such assigning Bank and/or such Assignee shall have:

                           (i) given written notice of such assignment and
                  delegation, together with payment instructions, addresses and related information with respect to such Assignee, substantially in the form of Exhibit I, to the Company and the Agent;

                         (ii) provided evidence satisfactory to the Company and
                  the Agent that, as

                                Credit Agreement
                  of the date of such assignment and delegation, the Company will not be required to pay any costs, fees, taxes or other amounts of any kind or nature with respect to the interest assigned in excess of those payable by the Company with respect to such interest prior to such assignment;

                         (iii) paid to the Agent for the account of the Agent a
                  processing fee of $2,500; and

                         (iv) provided to the Agent evidence reasonably
                  satisfactory to the Agent that the assigning Bank has complied with the provisions of the last sentence of Section 12.6.

Upon receipt of the foregoing items and the consents of the Company and the Agent, (x) the Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been
assigned and delegated to such Ass      ignee, such Assignee shall have the
rights and obligations of a Bank hereunder and under the other instruments and documents executed in connection herewith and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. The Agent may from time to time (and upon the request of the Company or any Bank after any change therein shall) distribute a revised Schedule I indicating any changes in the Banks party hereto or the respective Percentages of such Banks and update the Register. Within five Business Days after the Company's receipt of notice from the Agent of the effectiveness of any such assignment and delegation, if requested by the Assignee in accordance with Section 12.9, the Company shall execute and deliver to the Agent (for delivery to the relevant Assignee) new Notes in favor of such Assignee and, if the assigning Bank has retained Loans and a Commitment hereunder and if so requested by such Bank in accordance with Section 12.9, replacement Notes in favor of the assigning Bank (such Notes to be in exchange for, but not in payment of, the Notes previously held by such assigning Bank). Each such Note shall be dated the date of the predecessor Notes. The assigning Bank shall promptly mark the predecessor Notes, if any, "exchanged" and deliver them to the Company. Any attempted assignment and delegation not made in accordance with this Section 13.4.1 shall be null and void.

         The foregoing consent requirement shall not be applicable in the case of, and this Section 13.4.1 shall not restrict, any assignment or other transfer by any Bank of all or any portion of such Bank's Loans or Commitment to (i) any Federal Reserve Bank (provided, that such Federal Reserve Bank shall not be considered a "Bank" for purposes of this Agreement) or (ii) any Affiliate of such Bank (provided, that the assigning or transferring Bank shall give notice of such assignment or transfer to the Agent and the Company). Further, the foregoing consent requirement of the Company shall not be applicable if an Event of Default has occurred and is continuing.

         The Company, each Bank, and each Assignee acknowledge and agree that after receipt by the Agent of the items and consents required by this Section each Assignee shall be considered a Bank for all purposes of this Agreement (including without limitation Sections 6.4, 7.1, 7.4, 13.5 and 13.6) and by its acceptance of an assignment herein, each Assignee agrees to

                                Credit Agreement
be bound by the provisions of this Agreement (including without limitation
Section 6.4).

                  Section 13.4.2. Participations. Any Bank may at any time sell to one or more commercial banks or other Persons (any such commercial bank or other Person being herein called a "Participant") participating interests in any of its Loans, its Commitment or any other interest of such Bank hereunder; provided, however, that

                  (a) no participation contemplated in this Section 13.4.2 shall relieve such Bank from its Commitment or its other obligations hereunder;

                  (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations hereunder and such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement (subject to Section 13.4.2(d) below);

                  (c) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement;

                  (d) no Participant, unless such Participant is an Affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any actions of the type described in the third sentence of Section 13.1;

                  (e) the Company shall not be required to pay any amount under Sections 4.1, 6.4 or 7.1 that is greater than the amount which the Company would have been required to pay had no participating interest been sold;

                  (f) no Participant may further participate any interest in any Committed Loan (and each participation agreement shall contain a restriction to such effect);

                  (g) to the extent permitted by applicable law, each Participant shall be considered a Bank for purposes of Section 6.4,
         Section 7.1, Section 7.4, Section 13.5 and Section 13.6 and by its acceptance of a participating interest in any Loan, Commitment or any other interest of a Bank hereunder, each Participant agrees (i) that it is bound by, and agrees to deliver all documentation required under, the provisions of Section 6.2(b) and Section 6.4 as if such Participant were a Bank, and (ii) it is not entitled to any benefits under Section
         6.4 or Section 7.1 unless it is in full compliance with all requirements imposed on Banks under any of those Sections; and

                  (h) such Bank shall have provided to the Agent evidence reasonably satisfactory to the Agent that such Bank has complied with the provisions of the last sentence of Section 12.6.

         Any Bank (a "Granting Bank") may grant to a special purpose funding vehicle organized

                                Credit Agreement
under the laws of the United States of America or any State thereof (a "SPV") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to the Company all or any part of its Loans that such Granting Bank would otherwise be obligated to make to the Company pursuant to this Agreement; provided, that (i) such SPV shall be deemed to be a Participant for purposes of this Section 13.4.2, (ii) nothing herein shall constitute a commitment by any SPV to make any Loan, (iii) if a SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iv) the Company shall not be required to pay any amount under Sections 13.5 or 13.6 that is greater than the amount which the Company would have been required to pay had such SPV not provided the Company with any part of any Loan of such Granting Bank. The making of a Loan by a SPV hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (any indemnity, liability or other payment obligation, including but not limited to any tax liabilities that occur by reason of such funding by the SPV, shall remain the obligation of the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything contrary contained in this Section 13.4.2, any SPV may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This paragraph may not be amended without the written consent of any SPV at the time holding all or any part of any Loans under this Agreement (which consent shall not be unreasonably withheld or delayed).

                  Section 13.5. Costs, Expenses and Taxes. The Company agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel for the Agent (and of local counsel, if any, who may be retained by said counsel)), in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses and allocated costs of staff counsel) incurred by the Agent and each Bank in connection with the enforcement of this Agreement, the Notes or any such other instruments or documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based upon its respective Percentage) of any such costs or expenses incurred by the Agent on behalf of all the Banks and not paid by the Company other than any fees and out-of-pocket expenses of counsel for the Agent which exceed the amount which the Company has agreed with the Agent to reimburse. In addition, the Company agrees to pay, and to hold the Agent and the Banks harmless from all

                                Credit Agreement
liability for, any stamp or other Taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes (if any) or the execution and delivery of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 13.5 shall survive repayment of the Loans, cancellation of the Notes or any termination of this Agreement.

                  Section 13.6. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and the Banks, the Company hereby agrees to indemnify, exonerate and hold each of the Banks, the Agent, the Affiliates of each of the Banks and the Agent, and each of the officers, directors, employees and agents of the Banks, the Agent and the Affiliates of each of the Banks and the Agent (collectively herein called the "Bank Parties" and individually called a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively herein called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) this Agreement, the Notes (if any) or the Loans or (ii) the direct or indirect use of proceeds of any of the Loans or any credit extended hereunder, except for any such Indemnified Liabilities arising on account of such Bank Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company agrees not to assert any claim against the Bank Parties on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement and the Notes (if any) or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. All obligations provided for in this Section 13.6 shall survive repayment of the Loans, cancellation of the Notes (if any) or any termination of this Agreement.

                  Section 13.7. Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

                  Section 13.8. Extension of Termination Dates; Removal of Banks; Substitution of Banks. (a) Not more than 60 days nor less than 45 days prior to the then-effective Termination Date, the Company may, at its option, request all the Banks then party to this Agreement to extend their scheduled Termination Dates by an additional one year period, or such shorter period as agreed upon by the Company and the Agent, by means of a letter, addressed to each such Bank and the Agent, substantially in the form of Exhibit J. Each such Bank electing (in its sole discretion) so to extend its scheduled Termination Date shall execute and deliver not earlier than the 30th day nor later than the 20th day prior to the then-effective Termination Date counterparts of such letter to the Company and the Agent, who shall notify the Company, in writing, of the Banks' decisions no later than 15 days prior to the existing Termination Date, whereupon (unless Banks with an aggregate Percentage in excess of 25% decline to extend their respective scheduled Termination Dates, in which event the Agent shall notify all the Banks thereof and no such extension shall occur) such Bank's scheduled Termination Date shall be

                                Credit Agreement
extended, effective only as of the date that is such Bank's then-current scheduled Termination Date, to the date that is one year, or such shorter period as agreed as provided above, after such Bank's then-current scheduled Termination Date. Any Bank that declines or fails to respond to the Company's request for such extension shall be deemed to have not extended its scheduled Termination Date.

                  (b) With respect to any Bank (i) on account of which the Company is required to make any deductions or withholdings or pay any additional amounts, as contemplated by Section 6.4, (ii) on account of which the Company is required to pay any additional amounts, as contemplated by Section 7.1, (iii) for which it is illegal to make a LIBOR Rate Loan, as contemplated by Section
7.3 or (iv) which has declined to extend such Bank's scheduled Termination Date and Banks with an aggregate Percentage in excess of 75% have elected to extend their respective Termination Dates, the Company may in its discretion, upon not less than 30 days' prior written notice to the Agent and each Bank, remove such Bank as a party hereto. Each such notice shall specify the date of such removal (which shall be a Business Day and, if such Bank has any outstanding Bid Loans, shall (unless otherwise agreed by such Bank) be on or after the last day of the Loan Period for the Bid Loan of such Bank having the latest maturity date), which shall thereupon become the scheduled Termination Date for such Bank.

                  (c) In the event that any Bank does not extend its scheduled Termination Date pursuant to subsection (a) above or is the subject of a notice of removal pursuant to subsection (b) above, then, at any time prior to the Termination Date for such Bank (a "Terminating Bank"), the Company may, at its option, arrange to have one or more other Eligible Assignees (which may be a Bank or Banks, or if not a Bank, shall be acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed), and each of which shall herein be called a "Successor Bank") with the approval of the Agent (such approval not to be unreasonably withheld or delayed) succeed to all or a percentage of the Terminating Bank's outstanding Loans, if any, and rights under this Agreement and assume all or a like percentage (as the case may be) of such Terminating Bank's undertaking to make Loans pursuant hereto and other obligations hereunder (as if (i) in the case of any Bank electing not to extend its scheduled Termination Date pursuant to subsection (a) above, such Successor Bank had extended its scheduled Termination Date pursuant to such subsection (a) and (ii) in the case of any Bank that is the subject of a notice of removal pursuant to sub-section (b) above, no such notice of removal had been given by the Company); provided, that prior to replacing any Terminating Bank with any Successor Bank, the Company shall have given each Bank which has agreed to extend its Termination Date an opportunity to increase its Commitment by all or a portion of the Terminating Banks' Commitments. Such succession and assumption shall be effected by means of one or more agreements supplemental to this Agreement among the Terminating Bank, the Successor Bank, the Company and the Agent. On and as of the effective date of each such supplemental agreement (i) each Successor Bank party thereto shall be and become a Bank for all purposes of this Agreement and to the same extent as any other Bank hereunder and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Bank and (ii) the Company agrees to pay to the Agent for the account of the Agent a processing fee of $2,500 for each such Successor Bank which is not a Bank.

                  (d) On the Termination Date for any Terminating Bank, such Terminating Bank's

                                Credit Agreement

Commitment shall terminate and the Company shall pay in full all of such Terminating Bank's Loans (except to the extent assigned pursuant to subsection
(c) above) and all other amounts payable to such Bank hereunder (including any amounts payable pursuant to Section 7.4 on account of such payment); provided, that if an Event of Default or Unmatured Event of Default exists on the date scheduled as any Terminating Bank's Termination Date, payment of such Terminating Bank's Loans shall be postponed to (and, for purposes of calculating facility fees under Section 4.4, utilization fees under Section 4.5 and determining the Required Banks (except as provided below), but for no other purpose, such Terminating Bank's Commitment shall continue until) the first Business Day thereafter on which (i) no Event of Default or Unmatured Event of Default exists (without regard to any waiver or amendment that makes this Agreement less restrictive for the Company, other than as described in clause
(ii) below) or (ii) the Required Banks (which for purposes of this subsection
(d) shall be determined based upon the respective Percentages and aggregate Commitments of all Banks other than any Terminating Bank whose scheduled Termination Date has been extended pursuant to this proviso) waive or amend the provisions of this Agreement to cure all existing Events of Default or Unmatured Events of Default or agree to permit any borrowing hereunder notwithstanding the existence of any such event. In the event that CUSA or its Affiliates shall become a Terminating Bank, the Required Banks with the consent of the Company (which consent shall not be unreasonably withheld or delayed) shall appoint another Bank or other Person as Agent, which shall have all of the rights and obligations of the Agent upon the effective date of and pursuant to an agreement supplemental hereto among the Company and the Banks, and thereupon CUSA, as Agent, shall be relieved from its obligations as Agent hereunder, it being understood that the provisions of Section 12 shall inure to the benefit of CUSA as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no such successor Agent shall be appointed within 30 days of the Termination Date of the Agent, then the Agent shall, on behalf of the Banks, appoint a successor Agent in accordance with the provisions set forth in Section
12.8 for a resigning Agent.

                  (e) To the extent that all or a portion of any Terminating Bank's obligations are not assumed pursuant to subsection (c) above, the Aggregate Commitment shall be reduced on the applicable Termination Date and each Bank's percentage of the reduced Aggregate Commitment shall be revised pro rata to reflect such Terminating Bank's absence. The Agent shall distribute a revised Schedule I indicating such revisions promptly after the applicable Termination Date and update the Register accordingly. Such revised Schedule I shall be deemed conclusive in the absence of demonstrable error.

                  (f) The Agent agrees to use reasonable commercial efforts to assist the Company in locating one or more commercial banks or other financial institutions to replace any Terminating Bank prior to such Terminating Bank's Termination Date.

                  Section 13.9. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  Section 13.10. Governing Law; Severability. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. All obligations of the

                                Credit Agreement

Company and the rights of the Agent, the Banks and any other holders of the Loans expressed herein or in the Notes (if any) shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 13.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts of this Agreement executed by each party shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received facsimile or other written confirmation of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof and the Agent shall so inform all of the parties hereto.

                  Section 13.12. Further Assurances. The Company agrees to do such other acts and things, and to deliver to the Agent and each Bank such additional agreements, powers and instruments, as the Agent or any Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and each Bank their respective rights, powers and remedies hereunder.

                  Section 13.13. Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent. Subject to Section 9.9, the Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of all of the Banks.

                  Section 13.14. Waiver of Jury Trial. THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  Section 13.15. No Fiduciary Relationship. The Company acknowledges that neither the Agent nor any Bank has any fiduciary relationship with, or fiduciary duty to, the Company arising out of or in connection with this Agreement, the Notes (if any) or the transactions contemplated hereby, and the relationship between the Agent and the Banks, on the one hand, and the Company, on the other, in connection herewith or therewith is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

                                Credit Agreement

                  Section 13.16. Tax Structure Disclosure. Anything herein to the contrary notwithstanding, each party hereto (and each party's employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       INTERNATIONAL LEASE FINANCE CORPORATION

                                       By: /s/ Alan H. Lund
                                           -----------------------------------
                                           Name: Alan H. Lund
                                           Title: Vice Chairman
                                           Chief Financial Officer

                                       By: /s/ Pamela S. Hendry
                                           -----------------------------------
                                           Name: Pamela S. Hendry
                                           Title: Vice President
                                           and Treasurer

                                Credit Agreement

Agent:                                 CITICORP USA, INC., as Agent

                                       By: /s/ Robert A. Danziger
                                           ----------------------------------
                                           Name:  Robert A. Danziger
                                           Title: Attorney-in-Fact

                                Credit Agreement

Banks:                                 CITICORP USA, INC.

                                       By: /s/ Robert A. Danziger
                                           --------------------------------
                                           Name:  Robert A. Danziger
                                           Title: Attorney-in-Fact

                                Credit Agreement

                                       THE GOVERNOR AND COMPANY OF
                                       THE BANK OF SCOTLAND

                                       By: /s/ P. R. Barker
                                           ---------------------------------
                                           Name:  P. R. Barker
                                           Title: Head of Aircraft Finance

                                Credit Agreement

                                       BANK OF AMERICA, N.A.

                                       By: /s/ Joan D'Amico
                                           ---------------------------------
                                           Name:  Joan D'Amico
                                           Title: Managing Director

                                Credit Agreement

                                        CREDIT SUISSE FIRST BOSTON, ACTING
                                        THROUGH ITS CAYMAN ISLANDS BRANCH

                                        By: /s/ Jay Chall     /s/ Barbara Wong
                                            ------------------------------------
                                        Name:  Jay Chall      Barbara Wong
                                        Title: Director       Associate

                                Credit Agreement

                                        JPMORGAN CHASE BANK

                                        By: /s/ Matthew H. Massie
                                            -----------------------------------
                                            Name:  Matthew H. Massie
                                            Title: Managing Director

                                Credit Agreement

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.
                                        NEW YORK BRANCH

                                        By: /s/ Jesse A. Reid, Jr.
                                            ------------------------------------
                                            Jesse A. Reid, Jr.
                                            Authorized Signatory

                                Credit Agreement

                                ABN AMRO BANK N.V.

                                By: /s/ Neil R. Stein       /s/ Michael DeMarco
                                    --------------------------------------------
                                Name:  Neil R. Stein        Michael DeMarco
                                Title: Group Vice           Assistant Vice
                                       President            President

                                Credit Agreement

                                  SOCIETE GENERALE

                                  By: /s/ Carol Radice
                                      ------------------------------------------
                                      Name:  Carol Radice, Vice President
                                      Title: Corporate Banking, Societe Generale

                                Credit Agreement

                                        MERRILL LYNCH BANK USA

                                        By: /s/ Louis Alder
                                            ------------------------------------
                                            Name:  Louis Alder
                                            Title: Vice President

                                Credit Agreement

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ John Campbell
                                            ------------------------------------
                                            Name:  John Campbell
                                            Title: Managing Director

                                Credit Agreement

                                         BANK ONE, NA

                                         By: /s/ Mark Wasden
                                             -----------------------------------
                                             Name: Mark Wasden
                                             Title: Director

                                         By: /s/ N. Albrecht
                                             -----------------------------------
                                             Name:  N. Albrecht
                                             Title: Director

                                Credit Agreement

                                        BARCLAYS BANK PLC

                                        By: /s/ Alison McGuigan
                                            ------------------------------------
                                            Name:  Alison McGuigan
                                            Title: Associate Director

                                Credit Agreement

                                        BNP PARIBAS

                                        By: /s/ Phil Truesdale
                                            ------------------------------------
                                            Name:  Phil Truesdale
                                            Title: Director

                                        By: /s/ Joshua Landau
                                            ------------------------------------
                                            Name:  Joshua Landau
                                            Title: Vice President

                                Credit Agreement

                                        DEUTSCHE BANK AG,
                                        NEW YORK BRANCH

                                        By: /s/ Charles Kohler
                                            ------------------------------------
                                            Name:  Charles Kohler
                                            Title: Managing Director

                                        By: /s/ John S. McGill
                                            ------------------------------------
                                            Name:  John S. McGill
                                            Title: Director

                                Credit Agreement

                                        LEHMAN BROTHERS BANK, FSB

                                        By: /s/ Gary T. Taylor
                                            ------------------------------------
                                            Name:  Gary T. Taylor
                                            Title: Vice President

                                Credit Agreement

                                        HSBC BANK USA

                                        By: /s/ Kenneth J. Johnson
                                            ------------------------------------
                                            Name:  Kenneth J. Johnson
                                            Title: First Vice President

                                Credit Agreement

                                LLOYDS TSB BANK PLC

                                By: /s/ Michael J. Gilligan
                                    -------------------------------------------
                                    Name:  Michael J. Gilligan
                                    Title: Director, Financial Institutions, USA
                                                    G311

                                By: /s/ Candice Beato
                                    -------------------------------------------
                                    Name:  Candice Beato
                                    Title: Assistant Vice President
                                           Financial Institutions, USA
                                                    B059

                                Credit Agreement

                                        THE BANK OF NEW YORK

                                        By: /s/ Geoffrey C. Brooks
                                            ------------------------------------
                                            Name:  Geoffrey C. Brooks
                                            Title: Senior Vice President

                                Credit Agreement

                                        MIZUHO CORPORATE BANK LTD

                                        By: /s/ R. P. Gallagher
                                            ------------------------------------
                                            Name:  R. P. Gallagher
                                            Title: Vice President & Team Leader

                                Credit Agreement

                                        MORGAN STANLEY BANK

                                        By: /s/ Jaap L. Tonckens
                                            ------------------------------------
                                            Name:  Jaap L. Tonckens
                                            Title: Vice President
                                                   Morgan Stanley Bank

                                Credit Agreement

                                        UBS LOAN FINANCE LLC

                                        By: /s/ Patricia O'Kicki
                                            ------------------------------------
                                            Name:  Patricia O'Kicki
                                            Title: Director

                                        By: /s/ Wilfred V. Saint
                                            ------------------------------------
                                            Name:  Wilfred V. Saint
                                            Title: Associate Director
                                                   Banking Products
                                                   Services, US

                                Credit Agreement

                                        UFJ BANK LIMITED

                                        By: /s/ Stephen C. Small
                                            ------------------------------------
                                            Name:  Stephen C. Small
                                            Title: Senior Vice President &
                                                   Area Manager

                                Credit Agreement

                                        SANPAOLO IMI S.p.A.

                                        By: /s/ Carlo Persico
                                            ------------------------------------
                                            Name:  Carlo Persico
                                            Title: E.V.P.

                                        By: /s/ Robert Wurster
                                            ------------------------------------
                                            Name:  Robert Wurster
                                            Title: S.V.P.

                                Credit Agreement

                                              SUMITOMO MITSUI
                                              BANKING CORPORATION

                                              By: /s/ Leo E. Pagarigan
                                                  ------------------------------
                                                  Name:  Leo E. Pagarigan
                                                  Title: Senior Vice President

                                Credit Agreement

                                        STANDARD CHARTERED BANK

                                        By: /s/ William Hughes
                                            ------------------------------------
                                            Name:  William Hughes
                                            Title: Senior Vice President

                                        By: /s/ Robert Reddington
                                            ------------------------------------
                                            Name:  Robert Reddington
                                            Title: Assistant Vice President

                                Credit Agreement

                                SVENSKA HANDELSBANKEN

                                By: /s/ H.N. Bacon          /s/ Niclas Fjalltoft
                                    --------------------------------------------
                                    Name:  H.N. Bacon       Niclas Fjalltoft
                                    Title: Vice President   Assistant Vice
                                                            President

                                Credit Agreement

                                   Schedule I

                                Schedule of Banks

         BANK                                                 COMMITMENT
         ----                                                 ----------
Citicorp USA, Inc.                                           $97,500,000.00
The Governor and Company                                     $93,750,000.00
of the Bank of Scotland
Bank of America, N.A.                                        $87,500,000.00
Credit Suisse First Boston                                   $87,500,000.00
JPMorgan Chase Bank                                          $75,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                           $75,000,000.00
New York Branch
ABN AMRO Bank N.V.                                           $62,500,000.00
Societe Generale                                             $62,500,000.00
Merrill Lynch Bank USA                                       $50,000,000.00
The Bank of Nova Scotia                                      $37,500,000.00
Bank One, NA                                                 $37,500,000.00
Barclays Bank PLC                                            $37,500,000.00
BNP Paribas                                                  $37,500,000.00
Deutsche Bank AG, New York Branch                            $37,500,000.00
Lehman Brothers Bank, FSB                                    $37,500,000.00
HSBC Bank USA                                                $25,000,000.00
Lloyds TSB Bank plc                                          $18,750,000.00
The Bank of New York                                         $12,500,000.00
Mizuho Corporate Bank                                        $12,500,000.00
Morgan Stanley Bank                                          $12,500,000.00
UBS                                                          $12,500,000.00
UFJ Bank Limited                                             $12,500,000.00
SanPaolo IMI S.p.A.                                          $ 8,750,000.00
Sumitomo Mitsui Banking Corporation                          $ 6,250,000.00
Standard Chartered Bank                                      $ 6,250,000.00
Svenska Handelsbanken                                        $ 6,250,000.00

                                   Schedule I

                                   Schedule II

                                Fees and Margins
                                (in basis points)

                       Level I           Level II       Level III        Level IV         Level V        Level VI
                       Pricing            Pricing        Pricing         Pricing          Pricing        Pricing
                       -------            -------        -------         -------          -------        -------
Facility Fee              9.0              10.0           11.0            12.5              15.0           20.0

 Margins:

   on LIBOR
   Rate Loans             6.0              15.0           24.0            32.5              45.0           55.0

   on Base Rate Loans     0.0              0.00            0.0             0.0               0.0            0.0

   Competitive         As bid by the     As bid by      As bid by     As bid by the      As bid by    As bid by
   Bid Option              Banks         the Banks      the Banks         Banks          the Banks    the Banks

 Utilization Fee
 Rate:

   In excess
   of 33.33%              5.0               5.0            5.0             5.0               5.0           10.0

   In excess of
   66.66%                 5.0               5.0            5.0            10.0              10.0           15.0

         For purposes of this Schedule, the following terms have the following meanings:

                           "Level I Pricing" means the pricing during any period during which the Company's long-term senior unsecured debt is rated AA or higher by S&P or Aa2 or higher by Moody's.

                           "Level II Pricing" means the pricing during any period during which (i) the Company's long-term senior unsecured debt is rated AA- or higher by S&P or Aa3 or higher by Moody's and (ii) Level I Pricing does not apply.

                           "Level III Pricing" means the pricing during any period during which (i) the Company's long-term senior unsecured debt is rated A+ or higher by S&P or A1 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

                           "Level IV Pricing" means the pricing during any period during which (i) the Company's long-term senior unsecured debt is rated A or higher by S&P or A2 or

                                   Schedule II
         higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

                           "Level V Pricing" means the pricing during any period during which (i) the Company's long-term senior unsecured debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing and Level IV Pricing applies.

                           "Level VI Pricing" means the pricing during any period during which no other Pricing Level applies.

                           "Moody's" means Moody's Investors Service, Inc. or any successor corporation thereto.

                           "Pricing Level" means Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing and Level VI Pricing.

                           "S & P" means Standard & Poor's Ratings, a division of McGraw Hill, Inc., or any successor corporation thereto.

                  Any change in fees or margins by reason of a change in S&P's rating or Moody's rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

                  If S&P's rating and Moody's rating differ by more than one rating level, then the applicable Pricing Level shall be one rating level higher than the Pricing Level resulting from the application of the lower of such ratings.

                                   Schedule II

                                  Schedule III

                                 Address for Notices

PARTY                              ADDRESS FOR NOTICES

Company                            Pamela S. Hendry
                                   1999 Avenue of the Stars, 39th Floor
                                   Los Angeles, California  90067
                                   Tel: 310-788-1999
                                   Fax: 310-788-1990
                                   Telex: 69-1400 INTERLEAS BVHL

Agent                              2 Penns Way, Suite 200
                                   New Castle, DE 19720
                                   Tel: 302-894-6005
                                   Fax: 302-894-6120

Citicorp USA, Inc., as Bank        2 Penns Way, Suite 200
                                   New Castle, DE 19720
                                   Tel: 302-894-6005
                                   Fax: 302-894-6120

ABN Amro Bank N.V.
Bank of America, N.A.              Joan D'Amico
                                   901 Main Street, 66th Fl.
                                   Dallas, TX 75202
                                   Tel: 214-209-3307
                                   Fax: 214-209-3742
                                   Email: joan.damico@bankofmaerica.com

Bank One, NA                       Mark Wasden
                                   1 Bank One Plaza
                                   Mail Code IL1-0085
                                   Chicago, IL 60670
                                   Tel: 312-336-2989
                                   Fax: 312-732-9723
                                   Email: mark_l_wasden@bankone.com

Barclays Bank Plc                  Monica Mikolajczyk
                                   Tel: 212-412-3709
                                   Fax: 212-412-5308

BNP Paribas                        Phil Truesdale
                                   787 Seventh Ave., 28th Floor
                                   New York, NY 10019
                                   Tel: 212-841-2870
                                   Fax: 212-841-2533
                                   Email: Phil.truesdale@americas.bnpparibas.com

Credit Suisse First Boston         Jay Chall

                                      Schedule III

                                   Eleven Madison Avenue
                                   New York, NY 10010
                                   Tel: 212-325-9010
                                   Fax: 212-743-1843
                                   Email: jay.chall@csfb.com

Deutsche Bank AG New York Branch

HSBC Bank USA

JPMorgan Chase Bank

Lehman Brothers Bank, FSB          G. Andrew Keith
                                   745 Seventh Avenue, 19th Floor
                                   New York, NY 10019
                                   Tel: 212-526-4059
                                   Fax: 646-758-4656
                                   Email: akeith@lehman.com

Lloyds TSB Bank Plc                Pat Kilian/Judy Chen
                                   1251 Avenue of the Americas, 39th Floor
                                   New York, NY 10020
                                   Tel: 212-930-8914/212-930-8971
                                   Fax: 930-5098
                                   Email: pkilian@lloydstsb-usa.com
                                   jchen@lloydstsb-usa.com

Merrill Lynch Bank USA             Butch Alder
                                   15 W. South Temple, Suite 300
                                   Salt Lake City, UT 84101
                                   Tel: 801-526-8324
                                   Fax: 801-531-7470

Mizuho Corporate Bank

Morgan Stanley Bank                Joseph DiTomaso
                                   750 Seventh Avenue, 11th Floor
                                   New York, NY 10020
                                   Tel: 212-762-2320
                                   Fax: 212-762-0346
                                   Email: jospeh.ditomaso@morganstanley.com

SanPaolo IMI S.p.A.                Donald Brown
                                   444 South Flower Street, Suite 2360
                                   Los Angeles, CA 90071
                                   Tel: 213-489-3105
                                   Fax: 213-622-2514
                                   Email: spimila@sbcglobal.ne

Sumitomo Mitsui Banking
Corporation

Societe Generale

Standard Chartered Bank            Robert Gilbert
                                   One Madison Avenue
                                   3rd Floor
                                   New York, NY 10010
                                   Tel: 212-667-0493

                                  Schedule III

                                   Fax: 212-667-0273
                                   Email:Robert.Gilbert@us.standardchartered.com

Svenska Handelsbanken

The Bank of New York

The Bank of Nova Scotia            Dan Foote
                                   One Liberty Plaza
                                   New York, NY 10006
                                   Tel: 212-225-5077
                                   Fax: 212-225-5090
                                   Email: dan_foote@scotiacapital.com

The Bank of Tokyo-Mitsubishi, Ltd.
New York Branch

The Governor and Company of the
Bank of Scotland                   Simon Middleton
                                   155 Bishopsgate
                                   Level 7
                                   London EC2M 3YB
                                   Tel: 020 7012 9289
                                   Fax: 020 7012 9455
                                   Email: mike_gear@bankofscotland.co.uk

UBS AG, Cayman Islands Branch

UFJ Bank Limited                   Stephen C. Small
                                   55 East 52nd Street
                                   New York, NY 10055
                                   Tel: 212-339-6201
                                   Fax: 212-754-1304
                                   Email: stephen_small@ufjbank.co.jp

                                  Schedule III